UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A*
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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§240.14a-12

NEW MOTION, INC.

(Name of Registrant as Specified in Its Charter)

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Important Notice Regarding the Availability of Proxy materials for the
Shareholder Meeting to Be Held On June 25, 2009

A copy of the Proxy Statement, Proxy Card and Annual Report to Security Holders on Form 10-K are available at www.Atrinsic.com/ir/financialreports.asp

NEW MOTION, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. Eastern Time on June 25, 2009.

PLACE	469 7th Avenue, New York, NY 10018

ITEMS OF BUSINESS	(1) To elect seven members of the Board of Directors;
(2) To amend the Company’s Certificate of Incorporation to change the name of the Company to Atrinsic, Inc.;
(3) To approve the 2009 Stock Incentive Plan;
(4) To approve a one-time option exchange program;
(5) To approve the 2010 Annual Incentive Compensation Plan;
(6) To transact such other business as may properly come before the Meeting and any adjournment or postponement.

RECORD DATE	You can vote if at the close of business on April 30, 2009, you were a stockholder of the Company.

PROXY VOTING
All stockholders are cordially invited to attend the Annual Meeting in person.  However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card.  If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting.

May 26, 2009	/s/ Jerry Chazen
Jerome Chazen, Chairman of the Board

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.  IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTRED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

New Motion, Inc.
469 7th Avenue, 10th Floor
New York, NY 10018
(212) 716-1977
PROXY STATEMENT

These Proxy materials are delivered in connection with the solicitation by the Board of Directors of New Motion, Inc., a Delaware corporation doing business as Atrinsic (“New Motion”, “Atrinsic”, the “Company”, “we”, or “us”), of Proxies to be voted at our 2009 Annual Meeting of Stockholders and at any adjournments or postponements of such meeting.

You are invited to attend our Annual Meeting of Stockholders on June 25, 2009, beginning at 10:00 a.m. Eastern Time.  The meeting will be held at our head office located at 469 7th Avenue, New York, NY 10018.

It is anticipated that the 2008 Annual Report and this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about May 26, 2009.

Stockholders Entitled to Vote.  Holders of our common stock at the close of business on April 30, 2009 are entitled to receive this notice and to vote their shares at the Annual Meeting.  As of April 30, 2009, there were 20,360,962 shares of common stock outstanding, our only class of voting securities, which excludes 2,741,318 shares held in treasury.

Proxies.  Your vote is important.  If your shares are registered in your name, you are a stockholder of record.  If your shares are in the name of your broker or bank, your shares are held in street name.  We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend.  All stockholders can vote by written Proxy card.  Your submission of the enclosed Proxy card will not limit your right to vote at the Annual Meeting if you later decide to attend in person.  If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting.  If you are a stockholder of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person.  All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies.  If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

Quorum.  The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum.  Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.  Brokers may vote their clients’ shares on routine matters, such as the election of directors.

Voting.  Each share of our common stock is entitled to one vote on each matter properly brought before the meeting.  Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes. Broker non-votes on a routine proposal are not counted or deemed present or represented for determining whether stockholders have approved that proposal.  On non-routine proposals, broker-non votes will be counted toward the tabulation of votes cast on proposals, and will have the same effect as negative votes.

Vote Required.

(i)
Election of Directors.  Our Amended and Restated Certificate of Incorporation, as amended, does not authorize cumulative voting.  In the election of directors, the seven candidates receiving the highest number of votes at the Annual Meeting will be elected.  If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy.  We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

(ii)
Amendment to Restated Certificate of Incorporation.  The affirmative vote of the holders of a majority of our outstanding shares, in person or by proxy, will be required to approve the proposed amendment to our Restated Certificate of Incorporation to amend Paragraph First to change our company name to Atrinsic, Inc.

(iii)	Approval of 2009 Stock Incentive Plan. The affirmative vote of a majority of the votes cast, in person or by proxy, will be required to approve our 2009 Stock Incentive Plan.

(iv)
Approval of Option Exchange Program.  The affirmative vote of a majority of the votes cast, in person or by proxy, will be required to approve our option exchange program, pursuant to which certain executive officers of the company will, if approved, exchange certain outstanding options of the company for restricted stock units.

(v)
Approval of 2010 Annual Incentive Compensation Plan.  The affirmative vote of a majority of the votes cast, in person or by proxy, will be required to approve our 2010 Annual Incentive Compensation Plan.

Other Matters.  At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

In the event a stockholder proposal was not submitted to us prior to the date of this Proxy Statement, the enclosed Proxy will confer authority on the Proxy holders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting.  As of the date hereof, no stockholder proposal has been submitted to us and management is not aware of any other matters to be presented for action at the Meeting.  However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxy holders in accordance with the recommendations of the Board of Directors.  Such authorization includes authority to appoint a substitute nominee for any Board of Directors’ nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

ITEM 1:	ELECTION OF DIRECTORS

Item 1 is the election of seven (7) directors to hold office for a period of one year or until their respective successors have been duly elected and qualified.  Our Bylaws provide that the number of directors of the Company shall be fixed from time to time by the stockholders or the Board of Directors.  The Board of Directors has fixed the number of directors at seven (7).

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below.  If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy.  We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominees as directors:

Burton Katz
Raymond Musci
Robert Ellin
Lawrence Burstein
Jerome Chazen
Mark Dyne
Jeffrey Schwartz
If elected, the foregoing seven nominees are expected to serve until the 2010 Annual Meeting of Stockholders.

The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

The Board of Directors Unanimously Recommends a Vote “FOR” the Election of the Nominees Listed Above.

CURRENT DIRECTORS/DIRECTOR NOMINEES

The following table sets forth the name, age and position of each of our current directors, as well as the director nominees for election to our Board of Directors as of April 15, 2009.

Name	Age	Position
Burton Katz (1)	37	Chief Executive Officer and Director
Raymond Musci	49	Executive Vice President, Corporate Development and Director
Robert Ellin	42	Director
Lawrence Burstein	66	Director
Jerome Chazen	82	Chairman of the Board
Mark Dyne	47	Director
Jeffrey Schwartz (2)	43	Director

(1) Burton Katz is the brother of Jonathan Katz, our Chief Marketing Officer.
(2) Jeffrey Schwartz has no relation to Traffix, Inc.’s former CEO, also named Jeffrey Schwartz.

Directors

Burton Katz. Mr. Katz is a director nominee for election at our Annual Meeting and has served as our Chief Executive Officer and as a director since the closing of our exchange transaction with New Motion, Inc. (now called New Motion Mobile), on February 12, 2007. Mr. Katz has served in the same capacities with New Motion Mobile, Inc, since September 2006. Mr. Katz has been involved in the mobile industry since its inception. Prior to joining the company and beginning in 2001, Mr. Katz was with Buongiorno S.p.A., where he was president of Buongiorno’s North American operations and past executive of its U.K. operations. Mr. Katz oversaw strategic planning and implementation of both Buongiorno’s B2B business and the successful U.S. launch of their consumer brand. Prior to joining Buongiorno in 2001, Mr. Katz was a principal in PricewaterhouseCooper’s E-Business Division, where he advised global telecom and media clients on pioneering new products and developing digital distribution channels. Mr. Katz holds a masters degree in business administration degree in marketing and interactive technologies from the University of Southern California.

Raymond Musci. Mr. Musci is a director nominee for election at our Annual Meeting and serves as our Executive Vice President, Corporate Development.  Mr. Musci has also served as a director since May 2007. From August 2006 through February 2008, Mr. Musci served as President of New Motion Mobile, Inc., and prior to joining our organization as an employee, Mr. Musci was a consultant to our operations from January through August of 2006. Mr. Musci brings over 25 years of high tech, media, entertainment and consumer product experience to us. From 1999 to 2006, Mr. Musci was Chief Executive Officer of Bam! Entertainment, Inc., a company he founded in 1999 that published and distributed movie, sports and cartoon video games to a wide range of retailers. Prior to Bam!, from 1996 to 1999, Mr. Musci was president and chief executive officer of the U.S. subsidiary of Infograms Entertainment, Inc., now better known as Atari, Inc. In that position, he oversaw all aspects of the company's North American unit, was responsible for 250 employees, and grew global revenues from $60 million to $300 million, and U.S. revenues from $80 million to $150 million. Before joining Infograms/Atari, Mr. Musci was founder, president and chief executive officer of Ocean Of America, Inc., a publisher and distributor of entertainment software. Founded in 1990, Mr. Musci built the company to annual revenues of $50 million, and sold it to Infograms/Atari in 1996. Mr. Musci holds a degree in criminal justice with a minor in business administration from Western New Mexico University. Mr. Musci is a director of publicly traded Talon International, Inc.

Robert S. Ellin. Mr. Ellin is a director nominee for election at our Annual Meeting.  Mr. Ellin has served as one of our directors since October 24, 2006, and served as our Chief Executive Officer and President from October 24, 2006 to February 12, 2007. Mr. Ellin is a Managing Member of Trinad, which is a hedge fund dedicated to investing in micro-cap public companies. Mr. Ellin currently sits on the board of Command Security Corporation (CMMD), ProLink Holdings Corporation (PLKH), U.S. Wireless Data, Inc. (USWI) and Mediavest, Inc (MVSI). Prior to joining Trinad Capital LP in 2004, Mr. Ellin was the founder and President of Atlantis Equities, Inc., a personal investment company. Founded in 1990, Atlantis has actively managed an investment portfolio of small capitalization public company as well as select private company investments. Mr. Ellin frequently played an active role in Atlantis investee companies including board representation, management selection, corporate finance and other advisory services. Through Atlantis and related companies Mr. Ellin spearheaded investments into ThQ, Inc. (OTC:THQI), Grand Toys (OTC: GRIN), Forward Industries, Inc. (OTC: FORD) and completed a leveraged buyout of S&S Industries, Inc. where he also served as President from 1996 to 1998. Prior to founding Atlantis Equities, Mr. Ellin worked in Institutional Sales at LF Rothschild and prior to that he was the Manager of Retail Operations at Lombard Securities. Mr. Ellin received a Bachelor of Arts from Pace University.

Lawrence Burstein. Mr. Burstein is a director nominee for election at our Annual Meeting.  Mr. Burstein became a director upon the completion of our merger with Traffix, Inc. on February 4, 2008. Mr. Burstein has been a director of Traffix since April 1999. Since March 1996, Mr. Burstein has been Chairman of the Board and a principal shareholder of Unity Venture Capital Associates, Ltd., a private venture capital firm. For approximately ten years prior thereto, Mr. Burstein was the President, a director and principal stockholder of Trinity Capital Corporation, a private investment banking concern. Trinity ceased operations upon the formation of Unity Venture Capital Associates, Ltd. in 1996. Mr. Burstein is a director of several companies, being, respectively, THQ, Inc., engaged in the development and marketing of video games for Sony, Microsoft and Nintendo; CAS Medical Systems, Inc., engaged in the manufacture and marketing of blood pressure monitors and other disposable products, principally for the neonatal market; I.D. Systems Inc., engaged in the design, development and production of a wireless monitoring and tracking system which uses radio frequency technology; Millennium India Acquisition Corp., a publicly trading holding company; and American Telecom Systems, Inc., engaged in the development and marketing of convergent telecommunication services.

Jerome A. Chazen. Mr. Chazen is a director nominee for election at our Annual Meeting.  Mr. Chazen is currently the Chairman of our Board of Directors, and has served as one of our directors since April 2005. Mr. Chazen is also Chairman of Chazen Capital Partners, a private investment company. Prior to Chazen Capital Partners, Mr. Chazen was one of the four founders of Liz Claiborne Inc., where he is also Chairman Emeritus. Mr. Chazen is also the founder and Benefactor of the Jerome A. Chazen Institute of International Business, the focal point of all international programs at Columbia Business School. Mr. Chazen received his Bachelor Degree from the University of Wisconsin and his MBA from Columbia Business School. Mr. Chazen has been a director of Taubman Centers, Inc., since 1992.

Mark Dyne.  Mr. Dyne is a director nominee for election at our Annual Meeting. Mr. Dyne has served as a director of the company since November 11, 2008.  Mr. Dyne currently serves as the Chief Executive Officer and Chairman of Europlay Capital Advisors, LLC, a merchant banking and advisory firm, and has served in this capacity since 2002. In this capacity, he provides corporate and advisory services. Prior to joining Europlay, Mr. Dyne served as Chief Executive Officer of Sega Gaming Technology Inc. (USA), a gaming company, and Chief Executive Officer of Virgin Interactive Entertainment Ltd., a distributor of computer software programs and video games based in London, England. Mr. Dyne was a founder and former director of Sega Ozisoft Pty Ltd., a leading distributor of entertainment software in both Australia and New Zealand. Mr. Dyne served as one of the first board members and was one of the earliest investors in Skype and Joost.com.

Jeffrey Schwartz.  Mr. Schwartz has served as a director of the company since November 11, 2008 and is a director nominee for election at our Annual Meeting.  Mr. Schwartz served as President and Chief Executive Officer of Autobytel, Inc. from December 2001 to April 2005 where he created a leading online automotive marketing services company, with a market capitalization exceeding $500 million, and having over 25,000 participating dealer franchises and operations in the US, Europe, and Asia.  Prior to joining Autobytel, Mr. Schwartz was President and Chief Executive Officer and a director of Autoweb.com, Inc. from November 2000 to August 2001. He previously served as Autoweb’s Vice President, Strategic Development from October 1999 to November 2000. From 1995 to October 1999, Mr. Schwartz held various positions at The Walt Disney Company, including Corporate Vice President responsible for worldwide corporate alliance business development. In this role, Mr. Schwartz was responsible for executing the company’s long-term strategic marketing, promotional, advertising, and licensing relationships. From 1993 to 1995, Mr. Schwartz was a principal of California Communications Group, advising corporate, non-profit, and governmental clients. Mr. Schwartz received a Bachelor of Arts, Master of Arts, and Ph.D. degrees in Political Science from the University of Southern California.

OTHER EXECUTIVE OFFICERS

Andrew Zaref. Mr. Zaref, 43, became our Chief Financial Officer on July 14, 2008.  Prior to joining us, from January 2004 to July 2007, Mr. Zaref was employed by Westwood One, Inc., a NYSE-listed publicly traded provider of information services and programming to the radio, TV, and online industries in the United States. At Westwood One, Mr. Zaref served as an Executive Vice President and as Chief Financial Officer and was responsible for managing the financial affairs of the company under a Management Agreement between Westwood One and CBS Radio, Inc. Prior to joining Westwood One, Mr. Zaref spent approximately three years at KPMG LLP, as a Partner servicing numerous clients in the Information, Entertainment, Communications, and Technology industries. Mr. Zaref is licensed in New York as a CPA and is involved in several professional and civic organizations.

Andrew Stollman. Mr. Stollman, 43, became our President and a director upon the completion of our merger with Traffix, Inc. on February 4, 2008.  Mr. Stollman resigned from his position as a director on November 11, 2008 but remains in his current operating role with the company.  Mr. Stollman had been Traffix’s President since November, 2002, its Chief Operating Officer from January, 2001 to November, 2002, and its Secretary and a director of the company since January 1995. From February 2000 until January 2001, Mr. Stollman was also Traffix’s Executive Vice President and from January 1995 until February 2000, he was its Senior Vice President. Mr. Stollman was also Traffix’s President from September 1993 to December 1994.

Jonathan Katz. Mr. Katz, 40, is Chief Marketing Officer of the company and has served in such capacity since November of 2007, where his responsibilities include overseeing all marketing strategies for the company. Previously, Jonathan was Vice President at AzoogleAds, a leading performance based advertising network where he ran the performance marketing division from 2005 to 2007.  From 2001 to 2005, Jonathan was vice president of marketing and media planning for B! USA, a Buongiorno Vitaminic SpA company, a provider of mobile media products and services in North America. Jonathan got his start in the mobile and Internet arenas in 2001 as vice president of global marketing for Buongiorno Vitaminic SpA, based in London. Prior to this, Jonathan was a Practice Director at PricewaterhouseCoopers from 1995 to 2001.  Jonathan is the brother of Burton Katz, our Chief Executive Officer.

Zack Greenberger.  Zach Greenberger, 31, is Chief Technology Officer and Vice President of Operations for the company.  His responsibilities include overseeing all technical strategies for the company, including software development, infrastructure management, and system integrations. Previously, Mr. Greenberger was Technology Manager at Fox Interactive Media, a division of News Corp, where he supervised ad serving technology across a diverse portfolio of sites including MySpace, IGN, and Rotten Tomatoes. Prior to joining FIM, Mr. Greenberger worked for six years at Intermix Media where he served as Director of Software Development in charge of content and marketing technology.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Meetings. The Board of Directors held seven meetings during fiscal 2008.  All directors then serving attended 75% or more of all of the meetings of the Board of Directors and the committees on which they served in fiscal 2008.  The Company has not established a specific policy with respect to members of the Board of Directors attending annual stockholder meetings, however, the company encourages its directors to attend annual stockholder meetings.

Director Independence.  Effective with the consummation of our merger with Traffix on February 4, 2008, our board of directors consisted of four “independent” members, as that term is defined in Section 5605 of the Marketplace Rules as required by the NASDAQ Stock Market: Robert B. Machinist, Robert Ellin, Lawrence Burstein and Jerome Chazen. Our board also had three seats held by non-independent executive directors: Burton Katz, Andrew Stollman and Raymond Musci. On November 11, 2008, Mr. Stollman and Mr. Machinist resigned from our Board of Directors and were replaced by Jeffrey Schwartz and Mark Dyne.  Mr. Schwartz is an “independent” member of our board, as that term is defined in Section 5605 of the Marketplace Rules as required by the NASDAQ Stock Market.

Gil Klier, Barry Regenstein, and Drew Larner were also members of our Board of Directors during the last completed fiscal year, and resigned from their positions as directors on February 4, 2008, upon the completion of our merger with Traffix, Inc. Each of Mr. Regenstein, Mr. Larner and Mr. Klier were “independent” members of our board, as that term is defined in Section 5605 of the Marketplace Rules as required by the NASDAQ Stock Market.

Our Board considered the objective tests and the subjective tests for determining who is an “independent director” under the NASDAQ rules. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing independence under the subjective test, our Board took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to New Motion and New Motion’s management. Based on all of the foregoing, as required by NASDAQ rules, the Board made a subjective determination as to each independent director that no relationships exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In making its independence determinations, the Board will consider transactions occurring since the beginning of the third fiscal year prior to the date of its determination between New Motion and entities associated with the independent directors or members of their immediate family. All identified transactions that appear to relate to New Motion and a person or entity with a known connection to a director will be presented to the Board for consideration. In each case, the Board will determine whether, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship impaired the director’s independence.

Board Committees.

Our Board of Directors maintains an Audit Committee, Compensation Committee and Nominating and Governance Committee.  Our Board may also establish special committees from time to time to perform specifically delegated functions. The Board of Directors has adopted a written charter that governs the conduct and responsibilities of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee, copies of which may be found on our website located at http://www.atrinsic.com.

Audit Committee. Since our merger with Traffix, Inc. on February 4, 2008 and up to November 11, 2008, our audit committee was chaired by Robert B. Machinist, and seated by Lawrence Burstein and Jerome Chazen, all of whom qualify as “independent” directors within the meaning of the applicable rules for companies traded on The NASDAQ Global Market (NASDAQ).  On November 11, 2008, Mr. Machinist resigned from our Board, and Jeffrey Schwartz, a new member of the Board, was appointed to serve on the audit committee, along with Mr. Chazen and Mr. Burstein.  On March 18, 2009, Mr. Schwartz was appointed Chairperson of the audit committee.  We have determined that Mr. Chazen qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and that each of our other audit committee members are able to read and understand fundamental financial statements and have substantial business experience that results in that member's financial sophistication.  Among other responsibilities, the Committee reviews the scope and results of quarterly audit reviews and the year-end audit with management and the independent auditors, reviews and discusses the adequacy of our internal controls, and recommends to the Board of Directors selection of independent auditors for the coming year.  During 2008, our audit committee held seven meetings.

Compensation Committee. The Compensation Committee of the Board of Directors is primarily responsible for determining the annual salaries and other compensation of directors and executive officers and administering our equity compensation plans.  Since our merger with Traffix, Inc. on February 4, 2008, our Compensation Committee has been chaired by Lawrence Burstein, and seated by Jerome Chazen and Robert Ellin, each of whom qualify as “independent” directors within the meaning of the applicable rules for companies traded on NASDAQ.  In connection with its deliberations, the Committee seeks the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers and periodically recruits compensation experts to provide independent advice regarding market trends and other competitive considerations.  The Company engaged Ross Consulting Group during 2008 to provide consulting services with respect to the Company’s executive compensation policies. During 2008, our compensation committee held one meeting, and matters relating to compensation were also discussed at full meetings of our Board of Directors.

Nominating and Governance Committee. Since our merger with Traffix, Inc. on February 4, 2008, our nominating and corporate governance committee was chaired by Jerome Chazen, and seated by Robert Ellin and Robert B. Machinist, all of whom qualify as “independent” directors within the meaning of the applicable rules for companies traded NASDAQ.  Upon Mr. Machinist’s resignation from our Board on November 11, 2008, Mr. Schwartz became a member of our Nominating and Governance Committee.  The Committee reviews and makes recommendations regarding the functioning of the Board of Directors as an entity, recommends corporate governance principles applicable to New Motion and assists the Board of Directors in its reviews of the performance of the Board and each of its committees.  During 2008, our nominating and governance committee held two meetings.

The Committee also reviews those Board members who are candidates for re-election to our Board of Directors, and makes the determination to nominate a candidate who is a current member of the Board of Directors for re-election for the next term. The Committee’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our shareholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources—members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. We may also from time to time retain one or more third-party search firms to identify suitable candidates. The Committee members also nominate outside candidates for inclusion on the Board of Directors.

A New Motion stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. Stockholders who desire the Nominating and Governance Committee to consider a candidate for nomination as a director at the 2010 annual meeting must submit advance notice of the nomination to the Committee a reasonable time prior to the mailing date of the proxy statement for the 2010 annual meeting. The recommendation should be addressed to our Corporate Secretary.

A stockholder’s notice of a proposed nomination for director to be made at an annual meeting must include the following information:

•	the name and address of the stockholder proposing to make the nomination and of the person or persons to be nominated;

•
a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person or persons nominated in the notice;

•	a description of all arrangements or understandings between the stockholder(s) supporting the nomination and each nominee;

•	any other information concerning the proposed nominee(s) that we would be required to include in the proxy statement if the Board of Directors made the nomination; and

•	the consent of the nominee(s) to serve as director if elected.

Based on the foregoing, the Nominating and Governance Committee recommended for nomination, and the Board of Directors nominated, Burton Katz, Mark Dyne, Ray Musci, Jerome Chazen, Robert Ellin, Jeffrey Schwartz and Lawrence Burstein for election to the Board of Directors, subject to shareholder approval, for a one-year term ending on or around the date of the 2010 Annual Meeting.

Code of Ethics.  Our board of directors has adopted a Code of Ethical Conduct (the “Code of Conduct”) which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ rules. We require all employees, directors and officers, including our Chief Executive Officer, President and Chief Financial Officer, to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that these individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. The Code of Conduct contains additional provisions that apply specifically to our Chief Financial Officer and other financial officers with respect to full and accurate reporting. The Code of Conduct is available on our website at www.atrinsic.com and has been filed as an exhibit to our Annual Report on Form 10-K. You may also request a copy of the Code of Conduct by writing or calling us at:

New Motion, Inc.
Attn: Investor Relations
469 7th Ave, 10th Floor
New York, NY 10018

Any waiver of the Code of Conduct pertaining to a member of our Board or one of our executive officers will be disclosed in a report on Form 8-K filed with the Securities and Exchange Commission.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and the holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2008, all of our executive officers, directors and the holders of 10% or more of our common stock complied with all Section 16(a) filing requirements, except for Trinad Capital Master Fund Ltd., Trinad Management, LLC, Trinad Capital L.P., Trinad Advisors II, LLC, Jay Wolf and Robert Ellin, who did not timely file a Form 4 to report one transaction; Lawrence Burstein, who did not timely file a Form 4 to report one transaction; Robert Machinist, who did not timely file a Form 4 to report one transaction; Daniel Harvey, who did not timely file a Form 4 to report one transaction; Andrew Zaref, who did not timely file a Form 3 to report one transaction and a Form 4 to report one transaction, Burton Katz who did not timely file a Form 4 to report one transaction, and Andrew Stollman who did not timely file a Form 4 to report one transaction.

EXECUTIVE COMPENSATION FOR YEAR ENDED DECEMBER 31, 2008

Summary Compensation Table

The following table provides disclosure concerning all compensation earned for services to us in all capacities for our fiscal years ended December 31, 2008 and 2007 (i) as to each person serving as our Chief Executive Officer during our fiscal year ended December 31, 2008, and (ii) as to our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of our fiscal year ended December 31, 2008, whose compensation exceeded $100,000. The people listed in the table below are referred to as our “named executive officers”.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation	Total

Burton Katz(2)	2008	$403,657	$21,250	$501,334	$21,274	$947,515
Chief Executive Officer	2007	$305,095	$350,000	$196,802	$12,405	$864,302
and Director

Andrew Stollman(3)	2008	$385,510	$271,250	$295,033	$21,534	$973,327
President	2007	$-	$-	$-	$-	$-

Raymond Musci(4)	2008	$360,000	$-	$-	$9,097	$369,097
Executive Vice President,	2007	$360,000	$75,000	$-	$-	$435,000
Corporate Development

(1)
The dollar amount is the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: (a) risk free rate of 3.0% to 5.0% (b) dividend yield of 0.0%, (c) expected option life of 5.6 to 6.5 years, and (d) expected volatility of 56% to 86%. For further information, refer to Note 11 - "Stock Based Compensation," in our Consolidated Financial Statements, incorporated in our Annual Report on Form 10-K and filed with the SEC on March 26, 2008.

(2)
Effective February 4, 2008, Mr. Katz entered into a new employment agreement, which is further described below. In connection with his new employment agreement, Mr. Katz was granted options to purchase 300,000 shares of common stock at an exercise price of $10.92. In accordance with Mr. Katz’s employment agreement, options to purchase 363,184 shares of common stock at an exercise price of $2.34, which were granted in August 2006, automatically vested upon execution of Mr. Katz’s new employment agreement.  In 2008, Mr. Katz earned a cash bonus of $21,250 for his efforts in successfully integrating Traffix and New Motion.  Other compensation paid to Mr. Katz consisted of payments of $12,177 related to an auto allowance pursuant to the terms of his employment agreement as well as $9,097 in health insurance premiums.

(3)
In connection with the merger of New Motion and Traffix, Inc., New Motion entered into an employment agreement with Andrew Stollman on February 4, 2008, the terms of which are described below.  In connection with his employment agreement, Mr. Stollman was granted options to purchase 300,000 shares of common stock at an exercise price of $10.92 and received a sign-on bonus of $250,000 upon execution of his employment agreement. In 2008, Mr. Stollman also earned a cash bonus of $21,250 for his efforts in successfully integrating Traffix and New Motion.  Other compensation paid to Mr. Stollman in 2008 consisted of payments of $11,177 related to an auto allowance pursuant to the terms of his employment agreement, life insurance premiums of $1,260, as well as $9,097 in health insurance premiums.

(4)
Mr. Musci currently serves as our Executive Vice President, Corporate Development and previously served as our President. Mr. Musci resigned from his position as President upon the closing of our merger with Traffix, Inc. on February 4, 2008. Other compensation paid to Mr. Musci consisted of payments of $9,097 in health insurance premiums.

Narrative Disclosure to Summary Compensation Table

Introduction

In this section, we describe our compensation objectives and policies as applied to our named executive officers during 2008. The following discussion and analysis is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each named executive officer during 2008, as reported in the compensation tables set forth above.

Determination of Compensation

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for determining the annual salaries and other compensation of directors and executive officers, administering our equity compensation plans and assisting the Board of Directors in fulfilling its oversight responsibilities with respect to management succession and other significant human resources matters.

Among other things, the Committee is required to determine and approve the compensation of the chief executive officer, review and approve the compensation of the Company’s other executive officers, review and approve any incentive compensation plan or equity-based plan for the benefit of executive officers, and review and approve any employment agreement, severance arrangement or change-in-control arrangement for the benefit of executive officers.

Throughout this proxy statement, the individuals who served as the Company’s chief executive officer as well as the other individuals included in the Summary Compensation Table above, are referred to as the “named executive officers.”

Philosophy

Our overall business compensation program seeks to align executive compensation with the achievement of the Company’s business objectives and with individual performance towards these objectives. It also seeks to enable the Company to attract, retain, and reward executive officers and other key employees who contribute to our success and to incentivize them to enhance long-term stockholder value.

To implement this philosophy, the total compensation program is designed to be competitive with the programs of other companies of comparable revenue in the integrated mobile entertainment and internet media business, and to be fair and equitable to both the company and the executives. As part of the company’s determination of compensation levels for Messrs. Katz and Stollman, the company reviewed the compensation policies of the following companies:  Glu Mobile, Inc., Think Partnerships, Inc., Dada S.p.A., Miva, Inc., Buongiorno S.p.A., Infospace, Inc. and ValueClick, Inc.  In addition, in setting compensation levels, consideration was given to each executive’s overall responsibilities, professional qualifications, business experience, job performance, technical expertise and career potential, and the combined value of these factors to the company’s long-term performance and growth.

Objectives of Executive Compensation

The main objectives of our compensation strategy include the following:

•	pay competitively within our industry to attract and retain key employees,
•	pay for performance to motivate and align our executives interests with that of our stockholders; and
•	design compensation programs with a balance between short-term and long-term objectives, including encouraging management ownership of our common stock.

The Committee strives to meet these objectives while maintaining market competitive pay levels and ensuring that we make efficient use of equity awards.  In furtherance of these objectives, the Committee at times retains outside compensation experts. To this end, the Company engaged Ross Consulting Group during 2008 to provide consulting services with respect to the Company’s executive compensation policies.

The Committee seeks to properly compensate executive officers for their services to the Company and to create incentives to focus on the specific goals identified as significant for the Company. The Committee identifies and considers a wide range of measures for individual performance, company performance, and, as appropriate, share price appreciation, and, with the assistance of our compensation advisor, develops specific performance goals based on these measures. In addition, the Committee endeavors to preserve the Company’s tax deduction for all compensation paid, which can be accomplished primarily by conditioning compensation on the achievement of certain performance goals, as discussed below.

Executive Compensation Components

The primary components of the executive compensation program are:

•	base salary;
•	annual performance-based cash bonus;
•	long-term equity incentive awards in the form of stock options, restricted stock units and/or restricted stock; and
•	other benefits.

Annual Base Salary

We strive to provide our senior executives with a level of assured cash compensation in the form of annual base salary that is competitive with companies in the digital entertainment and entertainment content business and similar enterprises and companies that are comparable in size and performance.  We strive to set base salaries at levels which are designed to motivate, retain and otherwise continue to extract exemplary effort from our executives.  The annual base salaries for Messrs. Katz, our Chief Executive Officer, and Mr. Stollman, our President, are $425,000 which were negotiated in connection with the closing of our merger with Traffix, Inc., and reflect in part the base compensation that Messrs. Katz and Stollman were receiving at their respective companies prior to the merger.  The annual salary of Mr. Musci is $360,000.

When establishing the base salaries for Mr. Katz and Mr. Stollman, the Compensation Committee considered a number of factors including the individual’s duties and responsibilities, their potential for making significant contributions to the company in the future, their backgrounds in the digital entertainment and entertainment content business and other general discretionary considerations as the Compensation Committee deemed appropriate.  Mr. Musci’s salary results from his negotiations with the company in 2006, when he acted as a consultant to the company.  At the time, Mr. Musci was paid $30,000 per month for his services, which pay rate has not been subsequently adjusted since he became a company employee.  Our Compensation Committee has reviewed the base salaries of our Named Executive Officers, and decided that the base salaries of such individuals will remain unchanged in 2009.

Annual Cash Bonuses

Annual cash incentive bonuses create a measurable and predictable connection between total executive compensation and our annual performance. Unlike base salaries, annual incentive bonuses are at risk based on how well we perform and how our executive officers contribute to that performance. The Compensation Committee determines the extent to which the performance targets and measurement criteria previously established for a particular year have been achieved based on financial information provided by our Chief Financial Officer, as a result of our audited annual financial statements, including the adjustment to such statements for non-GAAP adjustments in arriving at non-GAAP incentive measurements. The Compensation Committee may, in determining whether performance targets have been met, adjust our financial results to exclude the effect of unusual charges or items contributing income to the current year or other events that distort results specifically attributable to management’s effectiveness for the current year.  In addition, for incentive compensation measurement at the net income level, the Compensation Committee adjusts its calculations to exclude the unanticipated effect on financial results of changes in the Internal Revenue Code or other tax laws or regulations. The Compensation Committee may, in its discretion, increase or decrease the amount of a participant’s incentive award based upon such factors as it may determine as appropriate, and necessary under the philosophy and objectives of their policies.

Annual cash bonuses for the Named Executive Officers in 2008 were based on performance criteria established by the Compensation Committee for 2008.  Annual cash bonuses for Messrs. Katz and Stollman were based on two quantitative measures, EBITDA and revenues, and one qualitative measure, the integration of Traffix, Inc. into New Motion.  None of the quantitative measures was achieved; however, each executive earned $21,250 for successfully integrating the two companies.  Since the company did not achieve the quantitative measures mentioned above, the Compensation Committee elected not to provide Mr. Musci with a cash bonus for our fiscal year ended December 31, 2008.

In 2009, as a result of the current volatility in the marketplace, cash bonuses paid to our Named Executive Officers, if any, will be paid at the discretion of the Compensation Committee based on the performance of the company and the executive during the fiscal year.

Long-Term Equity Incentive Awards

The Compensation Committee has designed our equity incentive awards to serve as the primary vehicle for providing long-term incentives to our senior executives and key employees. We also regard equity incentive awards as a key retention tool. During 2008, equity incentive awards were available for grant under our 2005 and 2007 Plans, which are described more fully below.

As described in the footnotes to the Summary Compensation Table, the Compensation Committee has granted long-term equity incentive compensation awards to the Named Executive Officers in the form of non-qualified stock option awards. The stock options vest over a number of years in order to encourage employee retention and focus management’s attention on sustaining financial performance and building stockholder value over an extended term.

The following are descriptions of our 2005 and 2007 Stock Incentive Plans:

2005 Plan

In 2005, New Motion Mobile, Inc., our wholly owned subsidiary, established the Stock Incentive Plan (the “2005 Plan”), for eligible employees and other directors and consultants. In connection with the closing of our exchange transaction with New Motion Mobile, Inc. on February 12, 2007, we assumed all of New Motion Mobile’s obligations under the plan. Under the 2005 Plan, officers, employees and non-employees may be granted options to purchase our common stock at no less than 100% of the market price at the date the option is granted. Since New Motion Mobile’s stock was not publicly traded prior to the exchange transaction, the market price at the date of grant was historically determined by New Motion Mobile’s board of directors. Incentive stock options granted to date typically vest at the rate of 33% on the first anniversary of the vesting commencement date, and 1/24th of the remaining shares on the last day of each month thereafter until fully vested. The options expire ten years from the date of grant subject to cancellation upon termination of employment. Upon the approval of the 2007 Stock Incentive Plan, our Board adopted a resolution to prevent further grants of awards under the 2005 Plan.

2007 Plan

On February 16, 2007, our Board of Directors approved the 2007 Stock Incentive Plan (the “2007 Plan”). On March 15, 2007, we received, by written consent of holders of a majority of all classes of our common and preferred stock and the consent of the holders of a majority of our common stock and preferred stock voting together and as a single class, approval of the 2007 Plan. Under the 2007 Plan, officers, employees and non-employees may be granted options to purchase our common stock at no less than 100% of the market price at the date the option is granted. Incentive stock options granted under the 2007 Plan typically vest at the rate of 33% on the first anniversary of the vesting commencement date, and 1/24th of the remaining shares on the last day of each month thereafter until fully vested. The options expire ten years from the date of grant subject to cancellation upon termination of employment. If our 2009 Stock Incentive Plan (as described below) is approved by our stockholders, no further awards will be granted under the 2007 Plan, except that any shares of common stock that have been forfeited or cancelled in accordance with the terms of the applicable award under the 2007 Plan may be subsequently again awarded in accordance with the terms of the 2007 Plan prior to its expiration in 2017.

Outstanding Equity Awards at December 31, 2008

The following table presents information regarding outstanding options held by the company’s named executive officers as of December 31, 2008.

	Number of Securities Underlying Unexercised Options (#) that are:		Option Exercise Price	Option
Name	Exercisable	Unexercisable	Range ($)	Expiration Date

Burton Katz (1)	363,184	—	$2.34	09/01/2016
	49,643	31,607	6.00	02/16/2017
		300,000	10.92	02/04/2018

Andrew Stollman(2)	67,607	—	$9.80	03/08/2010
	30,423		4.44	04/09/ 2011
	30,423		3.70	04/09/ 2011
	30,423		3.42	04/09/ 2011
	70,987		8.43	12/01/2011
	273,809		10.86	06/03/2014
		300,000	10.92	02/04/2018

Raymond Musci	—	—	—	—

(1)
On August 6, 2006, Mr. Katz was granted an option to purchase 363,184 shares of common stock at a per share exercise price of $2.34. On February 16, 2007, Mr. Katz was granted an option to purchase 81,250 shares of common stock at a per share exercise price of $6.00. Both of these options have a ten year term and vest as follows: 33.3% of the shares subject to the options vest on the first anniversary of their grant date, and the remaining 66.7% of the shares subject to the option vest monthly over the next 24 months thereafter. On February 4, 2008, Mr. Katz entered into a new employment agreement in which he was granted an option to purchase 300,000 shares of common stock at an exercise price of $10.92 which vest as follows: 33.3% of the shares subject to the options vest on the first anniversary of their grant date, and the remaining 66.7% of the shares subject to the option vest monthly over the next 24 months thereafter. This agreement also required that the vesting for the option to purchase 363,184 shares be accelerated, so that, as of February 4, 2008, all of these options are fully vested and exercisable.  As further described below, in the event that stockholders approve our 2009 Stock Incentive Plan and our one-time option exchange program, the options Mr. Katz holds to purchase 300,000 shares of our common stock will be cancelled, and Mr. Katz will be issued restricted stock units in exchange for such options.

(2)
In connection with the merger of New Motion and Traffix, Inc., Mr. Stollman’s option to purchase common stock of Traffix was converted to 503,672 options to purchase common stock of New Motion at an average exercise price of $9.13, which options were fully vested at the time of the merger. On February 4, 2008, Mr. Stollman was granted options to purchase 300,000 shares of common stock at an exercise price of $10.92 which vest as follows: 33.3% of the shares subject to the options vest on the first anniversary of their grant date, and the remaining 66.7% of the shares subject to the option vest monthly over the next 24 months thereafter.  As further described below, in the event that stockholders approve our 2009 Stock Incentive Plan and our one-time option exchange program, the options Mr. Stollman holds to purchase 300,000 shares of our common stock will be cancelled, and Mr. Stollman will be issued restricted stock units in exchange for such options.

Other Benefits

Retirement Benefits

We maintain a 401(k) plan in which all full-time employees, including our named executive officers, who are at least 21 years of age and have one year of service are eligible to participate.  We provide this plan to help our employees save some portion of their cash compensation for retirement in a tax efficient manner.  We do not provide an option for our employees to invest in our stock in the 401(k) plan.

Health and Welfare Benefits

We provide health and welfare benefits for all of our full-time employees, including our named executed officers.  The health and welfare benefits provided to our named executive officers are further described in their respective employment agreements, which are discussed below.

Employment Agreements, Severance Benefits and Change in Control Provisions

Consistent with the above compensation philosophy, we have entered into Employment Agreements with each of Burton Katz, our Chief Executive Officer and Andrew Stollman, our President, which include each of the primary compensation components outlined above. We are not presently party to an employment agreement with Mr. Musci.  The following is a description of the aforementioned employment agreements with each of Messrs. Katz and Mr. Stollman that are currently effective.

Burton Katz

Burton Katz is currently a party to an Employment Agreement executed in connection with our closing of our merger with Traffix, Inc. on February 4, 2008 (the “Merger”). The employment agreement has a term of three years, and may be terminated by New Motion or Mr. Katz at any time and without any reason. A summary of the material terms of Mr. Katz’s employment agreement follows:

Title and Salary

Mr. Katz's title is Chief Executive Officer and he will receive a base salary of $425,000 per annum during the term of his agreement.

Signing Bonus

Upon the execution of his employment agreement, all of the options to purchase equity securities of New Motion held by Mr. Katz (other than stock options to purchase 81,250 shares of common stock of New Motion which were issued to Mr. Katz in February 2007, and the options discussed below) automatically vested.

Annual Bonus

Mr. Katz is eligible to receive an annual bonus for each calendar year during the term of his agreement if New Motion's business operations meet or exceed certain financial performance standards to be determined by New Motion's Compensation Committee. For the fiscal year ending December 31, 2008, the Compensation Committee determined the performance of Mr. Katz against two quantitative measures, EBITDA and revenues, and one qualitative measure, the Integration of Traffix, Inc. into New Motion. A cash bonus ranging from $0 to $637,500 could have been earned by Mr. Katz for the fiscal year ending December 31, 2008 depending on Mr. Katz’s performance against the aforementioned performance metrics.  For our fiscal year ended December 31, 2008, none of the quantitative measures was achieved; however, Mr. Katz earned $21,250 for successfully integrating the merger of Traffix and New Motion.

Benefits

Mr. Katz and his family will be provided with medical, hospitalization, dental, disability and life insurance during the term of his agreement. New Motion will pay all premiums and other costs associated with such policies. Mr. Katz will also be able to participate in any other compensation plan or other perquisites generally made available to executive officers of the company from time to time.

Stock Options

Upon the closing of the Merger, Mr. Katz was granted an option to purchase 300,000 shares of New Motion's common stock. The option is exercisable at an exercise price equal to $10.92 and expires on February 4, 2018. Except in the event Mr. Katz is terminated without cause and except in the event of a termination of Mr. Katz's employment for good reason, any portion of such executive's option that remains unvested at the time of termination will be extinguished and cancelled. Mr. Katz’s options are also subject to accelerated vesting upon a change of control.  As further described below, in the event that stockholders approve our 2009 Stock Incentive Plan and our one-time option exchange program, the options Mr. Katz holds to purchase 300,000 shares of our common stock will be cancelled, and Mr. Katz will be issued restricted stock units in exchange for such options.

Restricted Stock Units

Upon the closing of the Merger, New Motion agreed to issue Mr. Katz restricted stock units (“RSUs”) having a term of ten years covering 275,000 shares of common stock conditioned upon the delivery by Mr. Katz to the company of a Restricted Stock Unit Agreement. Pursuant to the terms of his employment agreement, once issued, Mr. Katz’s RSUs were to first vest, with respect to 100,000 RSUs after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equaled or exceeded $15. The remaining 175,000 RSUs were to vest after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equaled or exceeded $20. Except in the event Mr. Katz is terminated without cause and except in the event of a termination of Mr. Katz's employment for good reason, any portion of Mr. Katz’s restricted stock units that remain unvested at the time of termination will be forfeited, extinguished and cancelled. Mr. Katz’s restricted stock units are subject to accelerated vesting upon a change of control.  The Company intends to enter into an amendment to Mr. Katz’s employment agreement to amend the vesting provisions of Mr. Katz’s RSUs (which have yet to be issued) so that each of the aforementioned RSUs will vest after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equals or exceeds $7.50.

Long Term Performance Unit Plan

New Motion agreed to establish and maintain a long term executive compensation plan for the benefit of each of Mr. Katz and the other executive officers of the company. The objective of the plan is to provide for the payment of additional compensation to Mr. Katz and the other executives of the Company based upon the Company’s achievement of certain performance standards. Such performance standards shall be based upon a three to five year strategic plan for the Company. In addition, the terms of the plan shall include the nature of the compensation to be awarded, the number of units to be awarded and vesting. The terms of the plan are currently being established by the company's Compensation Committee.

Vacation. Mr. Katz will be entitled to four weeks of vacation per annum.

Payments upon termination.  If Mr. Katz’s employment with us is terminated because of death or disability or cause or if Mr. Katz voluntarily terminates his employment with us other than for good reason, we will pay or provide to Mr. Katz all base salary and benefits which have accrued through the termination date. In addition, if Mr. Katz’s employment is terminated as a result of death or disability, Mr. Katz will receive a sum equal to a prorated portion of the annual bonus to which Mr. Katz would have been entitled if his employment had continued until the end of the employment year in which his death or disability occurred.

If Mr. Katz’s employment is terminated by Mr. Katz for good reason (which includes a material adverse change in the nature and scope of the duties, obligations, rights or powers of Mr. Katz’s employment, including those resulting from a change in control of the company), or by us other than for cause, we will pay to Mr. Katz: (a) all base salary and benefits which have accrued through the termination date, (b) a one time payment equal to the sum of (i) two times his base salary and (ii) two times an amount equal to the average of the annual bonus amounts received by Mr. Katz under the Employment Agreement for the 2 years prior to such termination, and (c) coverage under the employee benefit plans described above until the earlier of the end of the second anniversary of such termination or Mr. Katz’s eligibility to receive similar benefits from a new employer. In addition, if Mr. Katz’s employment is terminated by Mr. Katz for good reason, or by us other than for cause, all stock options and other equity awards granted to Mr. Katz pursuant to the Employment Agreement (other than options and awards that vest upon the achievement of performance objectives) shall automatically vest, and remain exercisable for a period of one year after such termination.

Andrew Stollman

Andrew Stollman is currently a party to an Employment Agreement executed in connection with our closing of the Merger on February 4, 2008. The employment agreement has a term of three years, and may be terminated by New Motion or Mr. Stollman any time and without any reason. A summary of the material terms of Mr. Stollman’s employment agreement follows:

Title and Salary

Mr. Stollman's title is President and he will receive a base salary of $425,000 per annum during the term of his agreement.

Signing Bonus

Upon the execution of his employment agreement, Mr. Stollman received a signing bonus of $250,000, and all options held by Mr. Stollman to purchase equity securities of New Motion (aside from the options discussed below) automatically vested.

Annual Bonus

Mr. Stollman is eligible to receive an annual bonus for each calendar year during the term of his agreement if New Motion's business operations meet or exceed certain financial performance standards to be determined by New Motion's Compensation Committee. For the fiscal year ending December 31, 2008, the Compensation Committee determined the performance of Mr. Stollman against two quantitative measures, EBITDA and revenues, and one qualitative measure, the Integration of Traffix, Inc. into New Motion. A cash bonus ranging from $0 to $637,500 could have been earned by Mr. Stollman for the fiscal year ending December 31, 2008 depending on Mr. Stollman’s performance against the aforementioned performance metrics.  For our fiscal year ended December 31, 2008, none of the quantitative measures was achieved; however, Mr. Stollman earned $21,250 for successfully integrating Traffix and New Motion.

Benefits

Mr. Stollman and his family will be provided with medical, hospitalization, dental, disability and life insurance during the term. New Motion will pay all premiums and other costs associated with such policies. Mr. Stollman will also be able to participate in any other compensation plan or other perquisites generally made available to executive officers of the company from time to time.

Stock Options

Upon the closing of the Merger, Mr. Stollman was granted an option to purchase 300,000 shares of New Motion's common stock. The option is exercisable at an exercise price equal to $10.92 and expires on February 4, 2018. Except in the event Mr. Stollman is terminated without cause and except in the event of a termination of Mr. Stollman's employment for good reason, any portion of such executive's option that remains unvested at the time of termination will be extinguished and cancelled. Mr. Stollman’s options are subject to accelerated vesting upon a change of control.  As further described below, in the event that stockholders approve our 2009 Stock Incentive Plan and our one-time option exchange program, the options Mr. Stollman holds to purchase 300,000 shares of our common stock will be cancelled, and Mr. Stollman will be issued restricted stock units in exchange for such options.

Restricted Stock Units

Upon the closing of the Merger, New Motion agreed to issue Mr. Stollman restricted stock units (“RSUs”) having a term of ten years covering 275,000 shares of common stock conditioned upon the delivery by Mr. Stollman to the company of a Restricted Stock Unit Agreement. Pursuant to the terms of his employment agreement, once issued, Mr. Stollman’s RSUs were to first vest, with respect to 100,000 RSUs after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equaled or exceeded $15. The remaining 175,000 RSUs were to vest after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equaled or exceeded $20. Except in the event Mr. Stollman is terminated without cause and except in the event of a termination of Mr. Stollman 's employment for good reason, any portion of Mr. Stollman’s restricted stock units that remain unvested at the time of termination will be forfeited, extinguished and cancelled. Mr. Stollman’s restricted stock units are subject to accelerated vesting upon a change of control.  The Company intends to enter into an amendment to Mr. Stollman’s employment agreement to amend the vesting provisions of Mr. Stollman’s RSUs (which have yet to be issued) so that each of the aforementioned RSUs will vest after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equals or exceeds $7.50.

Long Term Performance Unit Plan

New Motion agreed to establish and maintain a long term executive compensation plan for the benefit of each of Mr. Stollman and the other executive officers of the company. As discussed above, the terms of the plan are currently being established by the company's Compensation Committee.

Vacation. Mr. Stollman will be entitled to four weeks of vacation per annum.

Payments upon termination. If Mr. Stollman’s employment with us is terminated because of death or disability or cause or if Mr. Stollman voluntarily terminates his employment with us other than for good reason, we will pay or provide to Mr. Stollman all base salary and benefits which have accrued through the termination date. In addition, if Mr. Stollman’s employment is terminated as a result of death or disability, Mr. Stollman will receive a sum equal to a prorated portion of the annual bonus to which Mr. Stollman would have been entitled if his employment had continued until the end of the employment years in which his death or disability occurred.

If Mr. Stollman’s employment is terminated by Mr. Stollman for good reason (which includes a material adverse change in the nature and scope of the duties, obligations, rights or powers of Mr. Stollman’s employment, including those resulting from a change in control of the company), or by us other than for cause, we will pay to Mr. Stollman: (a) all base salary and benefits which have accrued through the termination date, (b) a one time payment equal to the sum of (i) two times his base salary and (ii) two times an amount equal to the average of the annual bonus amounts received by Mr. Stollman under the Employment Agreement for the 2 years prior to such termination, and (c) coverage under the employee benefit plans described above until the earlier of the end of the second anniversary of such termination or Mr. Stollman’s eligibility to receive similar benefits from a new employer. In addition, if Mr. Stollman’s employment is terminated by Mr. Stollman for good reason, or by us other than for cause, all stock options and other equity awards granted to Mr. Stollman pursuant to the Employment Agreement (other than options and awards that vest upon the achievement of performance objectives) shall automatically vest, and remain exercisable for a period of one year after such termination.

Andrew Zaref

On July 14, 2008, we entered into an employment agreement with Andrew Zaref, pursuant to which Mr. Zaref became our new Chief Financial Officer effective July 14, 2008. Although Mr. Zaref was not a “named executive officer” as of the end of our fiscal year ended December 31, 2008, we are providing the terms of Mr. Zaref’s employment with us, as Mr. Zaref is a key employee of the company.  Mr. Zaref’s employment agreement has a term of three years, subject to earlier termination in accordance with the terms of the employment agreement. A summary of the material terms of Mr. Zaref’s employment agreement follows:

Title and Salary. Mr. Zaref’s title is Chief Financial Officer. Mr. Zaref will receive a base salary of $400,000 per annum, which is subject to increase at the end of each year of the term at the sole and complete discretion of our board of directors; provided, however, that such increase will be in an amount no less than 5%.

Signing Bonus. Upon the execution of the Employment Agreement, Mr. Zaref received a signing bonus of $100,000, which may be partially recouped by us in the event Mr. Zaref’s employment is terminated for cause by us or voluntarily by Mr. Zaref prior to the expiration of the term.

Annual Bonus. Mr. Zaref is eligible to receive an annual bonus in an amount not to exceed his base salary for each calendar year during the term if our business operations meet or exceed certain financial performance standards to be determined by our Compensation Committee. For the fiscal year ending December 31, 2008, the Compensation Committee determined the performance of Mr. Zaref against two quantitative measures, EBITDA and revenues. A cash bonus ranging from $0 to $200,000 could have been earned by Mr. Zaref for the fiscal year ending December 31, 2008 depending on Mr. Zaref’s performance against the aforementioned performance metrics.  For our fiscal year ended December 31, 2008, none of the quantitative measures was achieved, and as a result Mr. Zaref did not receive a cash bonus for our fiscal year ended December 31, 2008.

Benefits. Mr. Zaref and his family will be provided with medical, hospitalization, dental, disability and life insurance during the term. We will pay all premiums and other costs associated with such policies. Mr. Zaref will also be able to participate in any other compensation plan or other perquisites generally made available to our executive officers from time to time.

Stock Options. Upon the execution of the Employment Agreement, Mr. Zaref was granted an option to purchase 200,000 shares of our common stock. Except in the event Mr. Zaref is terminated without cause and except in the event of a termination of Mr. Zaref’s employment by Mr. Zaref for good reason (in which case all options shall automatically vest and remain exercisable for a period of one year after such termination), any portion of Mr. Zaref’s option that remains unvested at the time of termination will be extinguished and cancelled. Mr. Zaref’s options are subject to accelerated vesting upon a change of control.  As further described below, in the event that stockholders approve our 2009 Stock Incentive Plan and our one-time option exchange program, the options Mr. Zaref holds to purchase 200,000 shares of our common stock will be cancelled, and Mr. Zaref will be issued restricted stock units in exchange for such options.

Restricted Stock Unit Award. We agreed to grant to Mr. Zaref restricted stock units having a term of ten years for 200,000 shares of common stock (the “RSUs”). Pursuant to the terms of his employment agreement, once issued, Mr. Zaref’s RSUs were to first vest, with respect to 100,000 RSUs after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equaled or exceeded $15. The remaining 100,000 RSUs were to vest after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equaled or exceeded $20. Except in the event Mr. Zaref is terminated without cause and except in the event of a termination of Mr. Zaref's employment for good reason, any portion of Mr. Zaref’s restricted stock units that remain unvested at the time of termination will be forfeited, extinguished and cancelled. Mr. Zaref’s restricted stock units are subject to accelerated vesting upon a change of control.  The Company intends to enter into an amendment to Mr. Zaref’s employment agreement to amend the vesting provisions of Mr. Zaref’s RSUs (which have yet to be issued) so that each of the aforementioned RSUs will vest after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equals or exceeds $7.50

Vacation. Mr. Zaref will be entitled to four weeks of vacation per annum.

Payments upon termination. If Mr. Zaref’s employment with us is terminated because of death or disability or cause or if Mr. Zaref voluntarily terminates his employment with us other than for good reason, we will pay or provide to Mr. Zaref all base salary and benefits which have accrued through the termination date.

If Mr. Zaref’s employment is terminated by Mr. Zaref for good reason (which includes a material adverse change in the nature and scope of the duties, obligations, rights or powers of Mr. Zaref’s employment, including those resulting from a change in control of the company), or by us other than for cause, we will pay to Mr. Zaref: (a) all base salary and benefits which have accrued through the termination date, (b) a one time payment equal to the sum of (i) the base salary payable to Mr. Zaref for the greater of (x) the remaining term of the Employment Agreement or (y) twelve (12) months (the “Severance Period”), and (ii) an amount equal to the average of the annual bonus amounts received by Mr. Zaref under the Employment Agreement for the 2 years prior to such termination, and (c) coverage under the employee benefit plans described above until the earlier of the end of the Severance Period or Mr. Zaref’s eligibility to receive similar benefits from a new employer. In addition, if Mr. Zaref’s employment is terminated by Mr. Zaref for good reason, or by us other than for cause, all stock options and other equity awards granted to Mr. Zaref pursuant to the Employment Agreement (other than options and awards that vest upon the achievement of performance objectives) shall automatically vest, and remain exercisable for a period of one year after such termination.

Jonathan Katz

Although Mr. Katz was not a “named executive officer” as of the end of our fiscal year ended December 31, 2008, we are providing the terms of Mr. Katz’s employment with us, as Mr. Katz, as our Chief Marketing Officer, is a key employee of the company.  During 2008, Mr. Katz earned a base salary of $302,340 but did not receive a bonus.  Effective as of November 1, 2008, Mr. Katz’s annual salary was increased from $295,000 to $350,000.  On February 4, 2008, Mr. Katz was also granted 50,000 shares of restricted stock upon the completion of our merger with Traffix, Inc.  The restricted stock vested 33.3% on the first anniversary of the grant date, and the remaining 66.6% was to vest monthly thereafter through the third anniversary of the grant date.  Upon the determination by our Board that Mr. Katz is an executive officer of the company, the Compensation Committee amended the vesting schedule of Mr. Katz’s remaining 30,555 unvested shares of restricted stock, so that on each of December 31, 2009, 2010 and 2011, 10,185 shares of restricted stock will be eligible for vesting in accordance with quantitative and/or qualitative measures to be determined by the Compensation Committee. The change in the vesting provisions of Mr. Katz’s restricted stock were implemented to conform with the vesting provisions of the restricted stock units that will be granted to our other executive officers pursuant to our Option Exchange Program, which is further described below.

Change in Control Provisions

The prospect of a change in control of the Company can cause significant distraction and uncertainty for executive officers and, accordingly, the Committee believes that appropriate change in control provisions in their employment agreements and/or equity awards are important tools for aligning executives’ interests in change in control scenarios with those of stockholders.  Please see the above summaries of each executive’s employment agreement with us for a discussion of change of control provisions included within their respective agreements.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million the annual tax deduction for compensation paid to each of the chief executive officer and any of the four highest paid other executive officers.  However, compensation that qualifies as performance-based compensation is deductible even in excess of $1 million.  The Board considers these requirements when designing the compensation program for the named executive officers.  The Company believes that the compensation paid to the named executive officers generally is fully deductible for federal income tax purposes.  However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers or for other reasons.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, adding section 409A to the Internal Revenue Code, which changed the tax rules applicable to nonqualified deferred compensation arrangements.  A violation of these new rules could result in the imposition of a 20% federal penalty tax on the affected executives (in addition to possible state penalties as well).  The Company believes it is operating in compliance with the statutory provisions and, through its legal counsel, monitors compliance with section 409A.

Director Compensation For The Fiscal Year Ended December 31, 2008

During our fiscal year ended December 31, 2008, our non-employee directors received cash compensation for their services on our board and will be issued 10,425 restricted stock units valued at $42,500 for their services as board members in 2008 upon the approval of our 2009 Stock Incentive Plan described below.  In 2008, we paid each of our non-employee directors a cash retainer of $22,500 for their service as board members.  In addition, the following board related compensation was paid to our non-executive board members in 2008:

•
Each non-executive member of our board of directors received a board meeting fee of $1,500 for each in-person meeting of our board of directors, and $500 for each telephonic meeting of our board of directors.

•
Each of our non-executive directors who was a member of a committee of our board of directors received a committee meeting fee of $1,000 for each in person committee meeting and $500 for each telephonic committee meeting.

•
The chairs of each of our audit and compensation committees received a cash retainer of $5,000 and the chair of our governance committee received a cash retainer of $2,500.  Members of these committees received cash retainers of $2,000 and $1000 respectively.

In addition, we reimburse directors for travel expenses associated with attendance at Board meetings; during our fiscal year ended December 31, 2008 such expenses were immaterial.

The following table sets forth information concerning director compensation earned by non-employee directors for the 2008 fiscal year:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total

Jerome Chazen	$49,000	$42,500	$-	$-	$91,500
Drew Larner (1)	$-	$-	$807	$-	$807
Barry Regenstein (2)	$-	$-	$-	$-	$-
Gil Klier (3)	$-	$-	$114,212	$-	$114,212
Lawrence Burstein	$46,000	$42,500	$-	$-	$88,500
Robert Ellin	$35,000	$42,500	$-	$-	$77,500
Jeffrey Schwartz	$17,125	$42,500	$-	$-	$59,625
Mark Dyne	$5,625	$42,500	$-	$-	$48,125
Robert Machinist (4)	$56,500	$72,500	$-	$-	$129,000

(1)
On February 16, 2007, Mr. Larner was granted an option to purchase 25,000 shares of common stock at a per share exercise price of $6.00 for services on our board of directors. This option had a ten year term and was scheduled to vest ratably over 12 months. Mr. Larner resigned upon the closing of our merger with Traffix, Inc. on February 4, 2008, and in connection with his resignation, all of Mr. Larner’s options were accelerated and became fully exercisable.  The aforementioned options expired on February 4, 2009.

(2)
On February 16, 2007, Mr. Regenstein was granted an option to purchase 25,000 shares of common stock at a per share exercise price of $6.00 for services on our board of directors. This option had a ten year term and was scheduled to vest ratably over 12 months. Mr. Regenstein resigned upon the closing of our merger with Traffix, Inc. on February 4, 2008, and in connection with his resignation, all of Mr. Regenstein’s options were accelerated and became fully exercisable.  The aforementioned options expired on February 4, 2009.

(3)
On September 25, 2007, Mr. Klier was granted an option to purchase 25,000 shares of common stock at a per share exercise price of $14.00. This option has a ten year term and was scheduled to vest ratably over 12 months. Mr. Klier resigned upon the closing of our merger with Traffix, Inc. on February 4, 2008, and in connection with his resignation, all of Mr. Klier's options were accelerated and became fully vested and exercisable. The aforementioned options expired on February 4, 2009.

(4)
As the Chairman of our Board of Directors in 2008, Mr. Machinist received a cash retainer of $20,000, and will receive an additional $30,000 in the form of 7,500 restricted stock units upon the approval of our 2009 Stock Incentive Plan, which is further described below.  Mr. Machinist resigned from our Board of Directors effective November 11, 2008. In connection with Mr. Machinist’s resignation as a director, Mr. Machinist entered into a consulting agreement with us pursuant to which he agrees to provide consulting services to us until November 11, 2009 and will receive $50,000 as compensation for his services.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2008.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders (1)	1,910,188	$7.82	1,281,495
Equity compensation plans not approved by security holders	1,177,627	$5.64	—
Total	3,087,815	$6.98	1,281,495

(1) Includes 1,056,230 options assumed in connection with our acquisition of Traffix, Inc.

Material Features of Individual Equity Compensation Plans not Approved by Stockholders

On August 3, 2006, Burton Katz was granted an option to purchase 250,000 shares of common stock of New Motion Mobile, Inc., our wholly-owned subsidiary, at a per share exercise price of $3.40. Subsequent to the exchange transaction in which we acquired New Motion Mobile, Inc., this option entitles Mr. Katz to purchase 363,184 shares of our common stock at a per share exercise price of $2.34. This option is fully vested.

In 2006, we issued Secured Convertible Notes to Scott Walker, our former Chief Executive Officer, and SGE, a corporation owned by Allan Legator, our former Chief Financial Officer.  These Secured Convertible Notes were repaid in full with interest in September 2006.  Pursuant to the terms of the Secured Convertible Notes, on January 26, 2007, Scott Walker was granted a warrant to purchase 14,382 shares of common stock at an exercise price of $3.44 per share and SGE was granted a warrant to purchase 9,152 shares of common stock at an exercise price of $3.44 per share.  The per share fair market value of the company’s common stock on January 26, 2007 was $3.44.

In connection with the company’s Series A, B and D Preferred Stock financings which occurred in late 2006 and early 2007, Sanders Morris Harris, Inc. acted as placement agent.  For its services, the company paid Sanders Morris Harris a cash fee equal to 7.5% of the gross proceeds from the financing and five year warrants to purchase 290,909 shares of common stock at an average exercise price of $5.50 per share, which was equivalent to the average per share valuation of the company for the Series A, B and D Preferred Stock financings.

In connection with the company’s entry into an employment agreement with Mr. Stollman upon the closing of our merger with Traffix on February 4, 2008, Mr. Stollman was granted an option to purchase 300,000 shares of our common stock. The options are exercisable at an exercise price equal to $10.92 per share and expire on February 4, 2018. Except in the event that Mr. Stollman is terminated without cause and except in the event of a termination of Mr. Stollman’s employment by Mr. Stollman for good reason, any portion of Mr. Stollman’s option that remains unvested at the time of termination will be extinguished and cancelled. With respect to Mr. Stollman’s option grant, the option vested with respect to 100,000 shares of common stock on the first anniversary of the grant date; thereafter, the option vested with respect to 8,341 shares of common stock on March 31, 2009; thereafter, the option will next vest, with respect to the remaining 191,659 shares of common stock underlying the option in 23 equal installments of 8,333 shares each on the last day of each calendar month during the 23 consecutive months commencing after March 31, 2009.  As further described below, in the event that stockholders approve our 2009 Stock Incentive Plan, the options Mr. Stollman holds to purchase 300,000 shares of our common stock will be cancelled, and Mr. Stollman will be issued 100,000 restricted stock units in exchange for such options.

In connection with the company’s entry into an employment agreement with Mr. Zaref on July 14, 2008, Mr. Zaref was granted an option to purchase 200,000 shares of our common stock. The options are exercisable at an exercise price of $4.16 per share, and expire on July 14, 2018. Mr. Zaref’s option shall first vest, with respect to 66,666 shares of common stock on July 14, 2009; thereafter, the option shall next vest, with respect to 5,555 shares of common stock, on August 31, 2009 (such vesting date, the “Second Vesting Date”); thereafter, the option shall next vest, with respect to the remaining 127,779 shares of common stock underlying the option, in 22 equal installments of 5,555 shares and one final installment of 5,569 shares, each on the last day of each calendar month during the period of 23 consecutive months commencing after the Second Vesting Date; provided that all options to acquire shares of our common stock shall immediately and automatically vest upon a change of control. Except in the event Mr. Zaref is terminated without cause and except in the event of a termination of Mr. Zaref’s employment by Mr. Zaref for good reason (in which case all options shall automatically vest and remain exercisable for a period of one year after such termination), any portion of Mr. Zaref’s option that remains unvested at the time of termination will be extinguished and cancelled.  As further described below, in the event that stockholders approve our 2009 Stock Incentive Plan, the options Mr. Zaref holds to purchase 200,000 shares of our common stock will be cancelled, and Mr. Zaref will be issued 66,666 restricted stock units in exchange for such options.

Audit Committee Report

The Audit Committee of the Board of Directors, which consists of independent directors (as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules), has furnished the following report:

The Audit Committee’s responsibility is to provide assistance and guidance to the Board of Directors in fulfilling its oversight responsibilities to the Company’s stockholders with respect to the Company’s financial reporting processes, appointing the independent registered public accounting firm and reviewing the services performed by the Company’s independent registered public accounting firm. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting processes, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In fulfilling its responsibilities with respect to the financial statements for fiscal year 2008, the Audit Committee:

•
Reviewed and discussed the audited financial statements for the year ended December 31, 2008 with management and KPMG LLP (the “Auditors”), the Company’s independent auditors.  These discussions included a review of significant financial reporting issues, the reasonableness of significant accounting judgments and the clarity and disclosure in the Company’s financial statements.

•	Reviewed and discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees);

•
Received from the Auditors a formal written statement describing all relationships between the Auditors and the Company that might bear on the Auditor’s independence as required by Independence Standards Board Standard No. 1 and has discussed with the Auditors the Auditor’s independence;

•	Considered whether the Auditors’ provision of non-audit services is compatible with maintaining their independence; and

•	Discussed with management and the Auditors the adequacy of the Company’s internal controls.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Audit Committee
Jeffrey Schwartz, Chairman
Lawrence Burstein
Jerome Chazen

The information in this Report of Board of Directors shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

Independent Public Accountants

(a)	New independent registered public accounting firm

The Audit Committee of the Board of Directors appointed KPMG, LLP as the Company’s new independent registered public accounting firm on January 30, 2009. During the two most recent fiscal years and through January 30, 2009, the Company did not consult with KPMG, LLP regarding any of the following:

•
The application of accounting principles to a specific transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company by KPMG, LLP that KPMG, LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue;

•	Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or

•	Any matter that was a reportable event, as that item is defined in Item 304(a)(1)(v) of Regulation S-K.

Representatives of KPMG, LLP are expected to be present at our Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, at the Annual Meeting, KPMG, LLP is expected to be available to respond to appropriate questions posed by our stockholders.

(b)	Previous Independent Registered Public Accounting Firms

McGladrey & Pullen, LLP

We engaged McGladrey & Pullen, LLP as our independent registered public accounting firm as of May 7, 2008.  Traffix, Inc., our wholly-owned subsidiary which we acquired on February 4, 2008, engaged McGladrey & Pullen, LLP to audit the financial statements of Traffix, Inc. for the year ended November 30, 2007 and the stub-period from December 1, 2007 to January 31, 2008.  As a result of the acquisition of Traffix, Inc. by New Motion, these engagements were not performed by McGladrey and Pullen, LLP.

Our Audit Committee approved a process to evaluate a change in our accountants. During the process, McGladrey & Pullen, LLP resigned as our independent registered public accounting firm on January 21, 2009. During the year ended December 31, 2008, and through January 21, 2009, there have been no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen LLP would have caused McGladrey and Pullen, LLP to make reference to the subject matter of the disagreements in connection with its reports.  During our year ended December 31, 2008 and through January 21, 2009, there have been no reportable events (as defined in Item 304(a)(I)(v) of Regulation S-K).

The Company furnished McGladrey & Pullen, LLP with a copy of its Report on Form 8-K dated January 21, 2009 prior to filing with the SEC. The Company also requested that McGladrey & Pullen, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A letter from McGladrey & Pullen, LLP, addressed to the Securities and Exchange Commission, was filed with our Current Report on Form 8-K/A filed with the SEC on January 30, 2009.

Windes and McClaughry, LLP

Windes and McClaughry were engaged as the Company’s registered public accounting firm from February 12, 2007 to May 7, 2008.

(i) On May 7, 2008, we dismissed Windes & McClaughry Accountancy Corporation as our independent registered public accounting firm.

(ii) The reports of Windes & McClaughry Accountancy Corporation on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) The dismissal of Windes & McClaughry Accountancy Corporation was approved by the Company’s Audit Committee.

(iv) During the years ended December 31, 2007 and 2006 and through May 7, 2008, there were no disagreements with Windes & McClaughry Accountancy Corporation on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Windes & McClaughry Accountancy Corporation, would have caused Windes & McClaughry Accountancy Corporation to make reference to the subject matter of the disagreements in connection with its reports.

(v) During the years ended December 31, 2007 and 2006 and through May 7, 2008, other than as described below there have been no reportable events (as defined in Item 304(a)(I)(v) of Regulation S-K) other than the following material weaknesses:

(A)(1) During the preparation, and prior to the issuance of our February 12, 2007 Current Report on Form 8-K (the “8-K Filing”), Windes & McClaughry determined that our initial accounting for the RingtoneChannel transaction was improper. We initially treated the transaction as a purchase acquisition and allocated a portion of the “purchase price” to intangible assets. Upon review of the facts and related guidance, we agreed with them that the transaction was actually the transfer of assets between companies under common control. Before any public filing of our financial statements, the appropriate internal accounting treatment for this transaction was made and the as filed 8-K Filing, which contained audited financial statements for the years ended December 31, 2004 and 2005, fully reflected the appropriate accounting for the RingtoneChannel transaction.

In order to ameliorate this transactional accounting treatment issue, we hired additional internal accounting and finance personnel to give us the resources to anticipate and identify unique transactions that may require additional analysis and evaluation concerning their accounting treatment. We also engaged a consultative public accounting firm to provide guidance and feedback regarding accounting treatment for our current and future activities.

(2) Also during the preparation and prior to the issuance of our 8-K Filing, Windes & McClaughry discovered that in calculating the Black-Scholes value of options issued under our 2007 Stock Incentive Plan, we had mistakenly used the calculated put value, not the call value, to calculate compensation expense under SFAS 123(R). After alerting us to this issue, we removed the put value calculation from our internal documentation. Before any public filing of our financial statements, the appropriate compensation expense was recorded and the as filed 8-K Filing, which contained audited financial statements for the years ended December 31, 2004 and 2005, fully reflected the appropriate compensation expense under SFAS 123(R).

In order to mitigate the possibility that a similar error could be made in the future, we updated our internal documentation and hired additional internal accounting and finance personnel to give us the resources to strengthen our internal controls. We also engaged a consultative public accounting firm to provide additional resources.

(3) Also during the preparation and prior to the issuance of our 8-K Filing, Windes & McClaughry advised us that our disclosures and controls were not effective, resulting in a number of errors and omissions in draft versions of the 8-K Filing that we provided to Windes & McClaughry over the course of the preparation of the 8-K Filing.

In order to improve and expand our public disclosure, we hired additional internal accounting and finance personnel, including an SEC reporting consultant, to give us the resources to ensure that our disclosures and controls are accurate.

(4) During the course of management’s evaluation of the effectiveness of our disclosure controls and procedures, for the year ended December 31, 2007, a material weakness in internal controls was identified and concerned the treatment of events subsequent to the year ended December 31, 2007. Upon the departure of our Chief Operating Officer, Sue Swenson, which was announced on March 18, 2008, Windes & McClaughry requested that we evaluate whether the compensation expense associated with Sue Swenson’s August 20, 2007 restricted stock grant should be included in our financial statements for the year ended December 31, 2007.  Initially we had determined that we would recognize the cancellation of her restricted stock in the period in which she announced her departure. After evaluating the facts and reviewing SFAS 123(R), we determined that the cancellation of the restricted stock, and associated reversal of stock compensation expense, should be reflected in 2007. Also associated with our treatment of subsequent event information, Windes & McClaughry discovered that an accrual recorded at December 31, 2007 was settled on February 28, 2008 for an amount less than what was expected and, as such, the accrual on our balance sheet should be adjusted to reflect what was ultimately paid. We evaluated their finding and researched the issue, and determined that the amount that was ultimately paid is what should have been reflected in our financial accounts as of December 31, 2007. We therefore adjusted our December 31, 2007 accrual to reflect the settlement amount.

In order to correct such weakness in internal controls surrounding the recognition of subsequent event activity in our financial statements, we implemented procedures to provide an additional layer of supervisory review of subsequent event transactions. We also intend to hire additional accounting personnel to enable greater oversight and analysis of such events.

(5) For the year ended December 31, 2007, the second material weakness in internal controls concerns our consolidation process. Prior to finalization of our 2007 financial results, Windes & McClaughry informed us of a potential error in accounting for an intercompany transaction. Upon review of the transaction, we determined that it was appropriate to eliminate the intercompany expense.

In order to prevent such issues from occurring in the future, we implemented a comprehensive set of consolidation protocols to improve our controls and procedures over financial reporting, are working to automate the consolidation process within our accounting system and have also begun to simplify the structure and activities within our consolidated entities.

The Company furnished Windes & McClaughry Accountancy Corporation with a copy of its Report on Form 8-K prior to filing with the SEC. The Company also requested that Windes & McClaughry Accountancy Corporation furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter furnished by Windes & McClaughry Accountancy Corporation in response to that request dated May 13, 2008 is filed as Exhibit 16.1 to the Company’s current Report on Form 8-K filed with the SEC on May 13, 2008.

Fees Paid to Independent Accountants

Effective February 12, 2007 and until their dismissal described above on May 7, 2008, Windes & McClaughry acted as the Company’s principal independent accounting firm. During such time, all audit work was performed by the full time employees of Windes & McClaughry.  Effective May 7, 2008 and until their resignation on January 21, 2009, McGladrey & Pullen, LLP acted as the Company’s principal independent accounting firm.  The Company’s audit committee approved in advance, all services performed by each of Windes & McClaughry and McGladrey & Pullen, LLP. The Company’s audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence, and has approved such services.

The following table sets forth fees billed to us by our auditors, KPMG, LLP during fiscal year ending December 31, 2008, and Windes & McClaughry during fiscal year ending December 31, 2007 for: services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, services by our auditors that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, services rendered in connection with tax compliance, tax advice and tax planning, and all other fees for services rendered.

	December 31, 2008	December 31, 2007
Audit Fees	$285,000	$280,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	$103,000
Total	$285,000	$383,000

Audit fees in 2007 include $82,000 of fees billed by Windes & McClaughry for accounting services related to the review of our quarterly financial statements.

All other fees in 2007 include fees billed by Windes & McClaughry for services related to our registration statement on Form SB-2 and Proxy /Registration Statement of Form S-4.

The Company’s audit committee was directly responsible for interviewing and retaining our independent accountants, considering the accounting firms’ independence and effectiveness, and pre-approving the engagement fees and other compensation to be paid to, and the services to be conducted by, the independent accountants. The audit committee pre-approved 100% of the services described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Review and Approval of Related Party Transactions

We have adopted a policy that requires Board approval of transactions with related persons as defined by SEC regulations, including any sales or purchase transaction, asset exchange transaction, operating agreement, or advance or receivable transaction that could put our assets or operating performance at risk. All of our directors and executive officers are required at all times, but not less than annually, to disclose all relationships they have with companies or individuals that have conducted business with, or had an interest in, the Company. Our executive officers monitor our operations giving consideration to the disclosed relationships and refer potential transactions to the Board of Directors for approval. The Board of Directors considers a related party transaction for its potential economic benefit to the Company, to ensure the transaction is “arms length” and in accordance with our policies and that it is properly disclosed in our reports to stockholders.

Related Party Transactions

Other than the employment arrangements described above in “Executive Compensation”, since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and
•
in which any director, nominee for director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Mr. Dyne is a director nominee for election at our Annual Meeting. Mr. Dyne has served as a director of the company since November 11, 2008.  Mr. Dyne currently serves as the Chief Executive Officer and Chairman of Europlay Capital Advisors, LLC, a merchant banking and advisory firm.  Europlay Capital Advisors acted as our non-exclusive financial advisor in connection with our merger with Traffix, Inc., a Delaware corporation, which closed on February 4, 2008.  Europlay Capital Advisors received a fee of $150,000 for its financial advisory and investment banking services which it provided to us during the course of the transaction.  As a result of the merger, Traffix, Inc. became our wholly-owned subsidiary.

On February 28, 2007, New Motion entered into a Securities Purchase Agreement with various accredited investors as listed on the signature pages thereto pursuant to which New Motion agreed to sell to the investors in a private offering approximately 8,333 shares of its Series D Stock for an aggregate purchase price of approximately $10.0 million. Trinad has an economic interest in Destar LLC, one of the Series D Investors who purchased 188.88 shares of Series D Stock for an aggregate purchase price of $226,651. Trinad has no power to vote or dispose of such shares and, accordingly, disclaims beneficial ownership of the shares held by Destar LLC.

On February 16, 2007, New Motion granted Jerome Chazen an option to purchase 50,000 shares of common stock at an exercise price of $6.00. On the same date, New Motion granted each of Drew Larner and Barry Regenstein an option to purchase 25,000 shares of common stock at an exercise price of $6.00. Also on February 16, 2007, New Motion granted Burton Katz an option to purchase 81,250 shares of common stock at an exercise price of $6.00.

On February 12, 2007, New Motion consummated the transactions contemplated under the Series B Purchase Agreement with the Series B investors. Trinad has an economic interest in Destar LLC, one of the Series B investors who purchased 376.315 shares of Series B Preferred Stock with an aggregate purchase price of $3,763,150. Trinad has no power to vote or dispose of such shares and, accordingly, disclaims beneficial ownership of the shares held by Destar LLC.

On January 24, 2007, New Motion entered into a Series A Convertible Preferred Stock Purchase Agreement with Trinad Capital Master Fund, Ltd., New Motion’s then controlling shareholder, pursuant to which New Motion agreed to sell to Trinad in a private offering one share of its Series A Convertible Preferred Stock, par value $0.10 per share, for an aggregate purchase price of $3.5 million.

In addition, pursuant to a Registration Rights Agreement with Trinad, dated as of January 24, 2007, New Motion granted Trinad certain registration rights with respect to all of the shares of common stock owned by Trinad, including the common stock underlying the Series A Preferred Stock sold in the private placement.

On October 24, 2006, MPLC and certain of its stockholders entered into a common stock Purchase Agreement with Trinad, pursuant to which MPLC agreed to redeem 23,448,870 shares of common stock (on a pre-reverse stock split basis) from the stockholders and sell an aggregate of 69,750,000 shares of our common stock (on a pre-reverse stock split basis), representing 93% of our issued and outstanding shares of common stock on the closing date, to Trinad in a private placement transaction for aggregate gross proceeds to us of $750,000, $547,720 of which was used for the redemption described below, and $202,280 was used to repay all loans to New Motion from Isaac Kier, a former director and the former president, treasurer and secretary of New Motion.

Trinad Management, LLC (as the manager of Trinad Capital Master Fund, Ltd. and Trinad Capital LP), Robert S. Ellin and Jay A. Wolf (as a Managing Member and Managing Director, respectively, of Trinad Advisors GP, LLC and Trinad Management, LLC) may be deemed to be the beneficial owners of the stock held by Trinad Capital Master Fund, Ltd. Trinad Capital LP (as the owner of 96.5% of the shares of Trinad Capital Master Fund, Ltd.) and Trinad Advisors GP, LLC (as the general partner of Trinad Capital LP), each may be deemed to be the beneficial owner of 96.5% of the shares of common stock of New Motion, Inc. held by Trinad Capital Master Fund, Ltd. Each of Trinad Capital LP, Trinad Management, LLC and Trinad Advisors GP, LLC disclaim beneficial ownership of the shares of common stock directly beneficially owned by Trinad Capital Master Fund, Ltd. Each of Robert S. Ellin and Jay A. Wolf disclaim beneficial ownership of the shares of common stock directly beneficially owned by Trinad Capital Master Fund, Ltd., except to the extent of their pecuniary interest therein. Robert S. Ellin and Jay A. Wolf have shared power to direct the vote and shared power to direct the disposition of these shares of common stock.

Mr. Ellin was the former Chief Executive Officer of MPLC, Inc. (now New Motion, Inc.) and resigned from these positions on February 12, 2007 upon the closing of the exchange transaction. Mr. Ellin’s address is c/o Trinad Management LLC, 2121 Avenue of the Stars, Suite 1650, Los Angeles, CA 90067.

Jay A. Wolf also holds 16,666 shares of common stock as an individual. Mr. Wolf was the former Chief Financial Officer, Chief Operating Officer and Secretary of MPLC, Inc. (now New Motion, Inc.) and resigned from these positions on February 12, 2007 upon the closing of the exchange transaction.

Simultaneously with the sale of shares of common stock to Trinad, New Motion redeemed 23,448,870 shares of common stock (on a pre-reverse stock split basis) from certain stockholders of New Motion for a purchase price of $547,720. In addition, following closing, Mr. Kier or First Americas Management LLC (“First Americas”), an affiliate of Mr. Kier, was no longer obligated to provide office space or services to New Motion.

New Motion had Secured Convertible Promissory Notes outstanding in the principal amounts of $15,000, $100,000 and $50,000 which were issued to Scott Walker, its then Chief Executive Officer and President, on June 10, 2005, August 2, 2005, and August 24, 2005, respectively. In addition, it had Secured Convertible Notes in the principal amounts of $35,000, $50,000 and $20,000 which were issued to SGE, a corporation owned by Allan Legator, its then Chief Financial Officer and Secretary, on June 10, 2005, August 2, 2005, and August 24, 2005, respectively. The notes were convertible into securities issued in the next financing resulting in gross proceeds of at least $500,000 (“Qualified Financing”) at 80% of per share price in Qualified Financing. Pursuant to the terms of the Secured Convertible Notes, each of Scott Walker and SGE were granted a right to receive a warrant to purchase that number of shares in a Qualified Financing equal to 30% of the shares purchasable by the principal amount of the Convertible Notes held by each of Walker and SGE issuable upon consummation of Qualified Financing.

On January 26, 2007, New Motion agreed with each of Scott Walker and SGE that the warrants would entitle Scott Walker to purchase 14,384 shares of New Motion’s common stock at an exercise price of $3.44 per share and SGE to purchase 9,153 shares of New Motion Mobile's common stock at an exercise price of $3.44 per share. All notes referenced above were paid in full with interest according to the terms of the notes by September 2006.

Transactions with Promoters and Control Persons

Prior to February 12, 2007, MPLC (now called New Motion, Inc.) existed as a “shell company” with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge. On February 12, 2007, we consummated an exchange transaction in which we acquired all of the outstanding ownership interests of New Motion, Inc. (now called New Motion Mobile, Inc.), a Delaware corporation from its stockholders in exchange for an aggregate of 500,000 shares of our Series C Preferred Stock. At the closing of the exchange transaction, New Motion Mobile became our wholly owned subsidiary. The exchange transaction was accounted for as a reverse merger (recapitalization) with New Motion Mobile deemed to be the accounting acquirer, and MPLC the legal acquirer.

Please see the description of the transactions which occurred on October 24, 2006 between MPLC and certain of its stockholders set forth above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information regarding the beneficial ownership of New Motion’s common stock as of April 15, 2009. The number of shares in the table represents the number of shares of common stock owned by:

•	each of our executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each shareholder known to us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to New Motion’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of New Motion’s common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of April 15, 2009 are deemed to be outstanding and to be beneficially owned by the person holding the options and/or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 20,360,962 shares of our common stock outstanding on April 15, 2009, which excludes 2,741,318 shares held in treasury. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more shareholders named below is c/o New Motion, Inc., d/b/a/ Atrinsic, 469 7th Avenue, 10th Floor, New York, NY 10018. Unless noted, the number of shares presented in the table are shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding

Executive Officers and Directors:
Mark Dyne	-	-
Robert Ellin (1)	2,338,170	11.5%
Andrew Stollman (2)	1,083,328	5.3%
Raymond Musci	435,821	2.1%
Burton Katz (3)	559,711	2.7%
Lawrence Burstein (4)	98,866	*
Jerome Chazen (5)	50,793	*
Andrew Zaref	-	-
Jeffrey Schwartz	-	-
Jonathan Katz (6)	50,000	*
Zack Greenberger (7)	38,889	*
All Executive Officers and Directors as a Group (11 persons) (8)	4,655,578	22.9%

5% Shareholders:
Jeffrey Akres (9)	2,773,900	13.6%
MPLC Holdings, LLC (9)	2,738,359	13.4%
Jay A. Wolf (1)	2,354,836	11.6%
Trinad Capital Master Fund, Ltd. (1)	2,338,170	11.5%
Destar, LLC (10)	1,237,116	6.1%
Leon G. Cooperman (11)	1,246,700	6.1%

*	Less than 1% of our outstanding shares

(1)
Trinad Management, LLC (as the manager of Trinad Capital Master Fund, Ltd. and Trinad Capital LP), Robert S. Ellin and Jay A. Wolf (as a Managing Member and Managing Director, respectively, of Trinad Advisors GP, LLC and Trinad Management, LLC) may be deemed to be the beneficial owners of the stock held by Trinad Capital Master Fund, Ltd. Trinad Capital LP (as the owner of 96.5% of the shares of Trinad Capital Master Fund, Ltd.) and Trinad Advisors GP, LLC (as the general partner of Trinad Capital LP), each may be deemed to be the beneficial owner of 96.5% of the share of common stock of New Motion, Inc. held by Trinad Capital Master Fund, Ltd. Each of Trinad Capital LP, Trinad Management, LLC and Trinad Advisors GP, LLC disclaim beneficial ownership of the shares of common stock directly beneficially owned by Trinad Capital Master Fund, Ltd. Each of Robert S. Ellin and Jay A. Wolf disclaim beneficial ownership of the shares of common stock directly beneficially owned by Trinad Capital Master Fund, Ltd., except to the extent of their pecuniary interest therein. Robert S. Ellin and Jay A. Wolf have shared power to direct the vote and shared power to direct the disposition of these shares of common stock. The address of Trinad Management is 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067.

Jay A. Wolf also holds 16,666 shares of common stock as an individual. Mr. Wolf was the former Chief Financial Officer, Chief Operating Officer and Secretary of MPLC, Inc. (now New Motion, Inc.) and resigned from these positions on February 12, 2007 upon the closing of the exchange transaction with New Motion Mobile.

(2)	Includes 637,004 shares of Common Stock issuable upon the exercise of options held by Mr. Stollman.

(3)	Includes 559,711 shares of Common Stock issuable upon the exercise of options held by Mr. Katz.

(4)	Includes 10,141 shares of Common Stock and 88,725 shares of Common Stock issuable upon the exercise of options held by Mr. Burstein.

(5)	Includes 793 shares of Common Stock and 50,000 shares of Common Stock issuable upon the exercise of options held by Mr. Chazen.

(6)	Includes 19,445 shares of Common Stock and 30,555 shares of Restricted Common Stock held by Mr. Katz.

(7)	Includes 38,889 shares of Common Stock issuable upon the exercise of options held by Mr. Greenberger.

(8)
Includes 3,250,694 shares of Common Stock, 30,555 shares of Restricted Common Stock and 1,374,329 shares of Common Stock issuable upon the exercise of options held by our executive officers and directors. See footnotes (1) through (7) above.

(9)
In addition to exercising voting and dispositive power over the shares owned by MPLC Holdings, LLC, Jeffrey Akres individually owns 35,541 shares of common stock. Jeffrey Akres disclaims beneficial ownership of the shares of common stock directly beneficially owned by MPLC Holdings, LLC except to the extent of his pecuniary interests therein. The address of MPLC Holdings, LLC is 15260 Ventura Boulevard, 20 th Floor, Sherman Oaks, CA 91403.

(10)
David E. Smith exercises voting and dispositive power over these shares. While Trinad Management, LLC has an economic interest in Destar, LLC, it has no power to vote or dispose of the shares held by Destar, LLC and, accordingly, disclaims beneficial ownership of the shares held by Destar, LLC except to the extent of its pecuniary interest therein. The address of Destar, LLC is 2450 Colorado Avenue, Suite 100, East Tower, Santa Monica, CA 90404.

(11)
Consists of 46,700 shares owned by Mr. Cooperman and 1,200,000 shares held by Watchung Road Associates.  Mr. Cooperman is the general partner of Watchung Road Associates, a limited partnership organized under the laws of the State of New Jersey, and in such capacity has the sole power to vote and dispose of the shares held by Watchung Road Associates.  The address of the principal business office of Mr. Cooperman is 88 Pine Street, Wall Street Plaza, 31st Floor, New York, NY 10005.  The address of the principal business office of Watchung Road Associates is 820 Morris Turnpike, Short Hills NJ 07078.

ITEM 2:	PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION

The Board of Directors has approved an amendment to our Restated Certificate of Incorporation (the “Restated Certificate”) which amends Paragraph First of our Restated Certificate to change our corporate name from New Motion, Inc. to Atrinsic, Inc.  Stockholders are now being asked to approve the amendment to our Restated Certificate.  The text of the amendment to our Restated Certificate is attached to this proxy statement as Appendix A.

The Board of Directors has authorized the change in the Company's name to Atrinsic, Inc. In the judgment of the Board of Directors, the change of the Company's name is desirable to rebrand the business operations of the Company after its acquisition of Traffix, Inc.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of our outstanding shares, in person or by proxy, will be required to approve the proposed amendment to our Restated Certificate of Incorporation to amend Paragraph First.  Because brokers are not permitted to vote on this proposal in the absence of voting instructions from beneficial owners, broker non-votes will have the effect of negative votes.  Abstentions also will have the effect of negative votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION.

ITEM 3:	PROPOSAL TO ADOPT THE 2009 STOCK INCENTIVE PLAN

Proposal 3 is the adoption of the New Motion, Inc. 2009 Stock Incentive Plan (the “2009 Plan”), which authorizes the issuance of up to 2,750,000 shares of our common stock pursuant to equity awards granted under the plan.  The proposal to adopt the 2009 Plan requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. A copy of the 2009 Plan in the form proposed is attached to this proxy statement as Appendix B.

The Board of Directors believes that the continued growth of New Motion depends, in large part, upon its ability to attract and motivate key employees and directors, and that equity incentive awards are an important means of attracting, retaining and motivating talented employees and directors. Previously, New Motion and its stockholders had approved the 2007 Stock Incentive Plan (the “2007 Plan”), which had authorized a total of 1,400,000 shares for issuance to eligible participants. As of April 15, 2009, only 558,800 shares remained eligible for grant under the 2007 Plan.  Accordingly, the Board of Directors adopted the 2009 Stock Incentive Plan, subject to shareholder approval, to ensure that we may continue to attract key employees and directors who are expected to contribute to our success. If the 2009 Plan is not approved by shareholders, it will not be implemented in the form proposed.

The 2009 Plan provides that, effective upon its approval by our stockholders, no further awards will be granted under the 2007 Plan, except that any shares of common stock that have been forfeited or cancelled in accordance with the terms of the applicable award under the 2007 Plan may be subsequently again awarded in accordance with the terms of the 2007 Plan prior to its expiration in 2017. Up to 2,750,000 stock options, stock appreciation rights, shares of restricted stock, restricted stock units, stock appreciation rights or other awards can be granted under the 2009 Plan.

The table below sets forth certain information regarding the outstanding grants under our 2007 Plan and shares remaining available for grant thereunder as of April 15, 2009. These grants consist of stock options and restricted stock awards, which are the only awards made under our 2007 Plan. For information regarding outstanding shares under our equity compensation plans as of December 31, 2008, see “Securities Authorized for Issuance Under Equity Compensation Plans” above.

April 15, 2009,
Shares available under 2007 Plan	558,800
Shares underlying awards granted and outstanding:	841,200
Total	1,400,000
Stock options (unexercised)	768,700
Weighted average exercise price for outstanding options	$8.29
Weighted average remaining term for outstanding options	8.6 years

Summary of the 2009 Stock Incentive Plan

The following summary briefly describes the principal features of the 2009 Plan, and is qualified in its entirety by reference to the full text of the 2009 Plan.

Plan Term:	April 28, 2009 to April 28, 2019

Eligible Participants:	All of our full-time and part-time employees, where legally eligible to participate, our non-employee directors, and individuals providing services to New Motion and our subsidiaries.

Shares Authorized:	2,750,000 shares over the term of the plan, subject to adjustment to reflect stock splits and similar events.

Award Types (available to all participants):	(1) Stock options (2) Restricted stock (3) Restricted Stock Units (4) Stock Appreciation Rights (SARs) (5) Other Stock-Based Awards

Award Terms:	Stock options, restricted stock units and SARs will have a term of no longer than ten years.

162(m) Share Limits:
Section 162(m) of the tax code requires among other things that the maximum number of shares awarded to an individual must be approved by stockholders in order for the awards granted under the plan to be eligible for treatment as performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to specified senior executives. Accordingly, the 2009 Stock Incentive Plan limits awards granted to an individual participant in any calendar year to no more than 500,000 shares.

Vesting:
Determined by the Administrator within the following limits (subject to exceptions for death, disability, or retirement):
(1) Restricted stock or restricted stock units cannot vest in less than pro rata installments over three years, unless vesting is based on the achievement of performance criteria, in which case vesting is based on performance over a period of not less than one year. A total of 500,000 shares may be used for stock awards having no minimum vesting period.
(2) Performance vesting criteria, if any, will be established at the grant date.

Not Permitted:
The Plan does not permit any of the following:

(1) Granting stock options or SARs at a price below the market value of New Motion stock on the date of grant.

(2) Repricing or reducing the exercise price of a stock option or SAR without stockholder approval.

(3) Reload grants, or the granting of options conditional upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option.

(4) Adding shares back to the number available for issuance when a SAR is net settled, when shares are retained or delivered to us to pay the exercise price and/or tax obligations associated with an award, or when we repurchase shares on the open market using the proceeds from payment of the exercise price in connection with the exercise of an outstanding stock option.

Administration. The 2009 Plan will be administered by the Board of Directors, or the Board may delegate authority for administering the 2009 Plan to a committee of the Board, which would be the Compensation Committee. If the Board delegates authority to the Compensation Committee, the 2009 Plan restricts membership on the Compensation Committee to directors that meet the definitions of “non-employee directors” (as defined in the rules adopted by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934), and “outside directors” (as defined in the regulations adopted by the Internal Revenue Service under Section 162 (m) of the Internal Revenue Code of 1986, as amended). The Board or committee administering the 2009 Plan is referred to in this proposal as the “Administrator.” We will bear the expenses for administering the 2009 Plan.

The Administrator will select the employees who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2009 Plan, establish the terms, conditions, and other provisions of the grants. The Administrator may interpret the 2009 Plan and establish, amend, and rescind any rules related to the 2009 Plan. The Administrator may delegate to an administrator of one or more directors the ability to grant awards and take other actions with respect to participants who are executive officers, and the Administrator may delegate to an administrator of one or more officers the ability to grant awards and take other actions with respect to participants who are not executive officers within limits and a budget pre-approved by the Administrator. The Administrator also may delegate administrative or ministerial functions under the 2009 Plan to an officer or officers.

Types of Awards. The 2009 Plan provides for the granting of stock options, including stock options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards not comprised of any of the foregoing that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, our common stock or factors that may influence the value of our common stock. Other stock-based awards may include convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon performance of New Motion or a business unit or any other factors designated by the Administrator, and awards valued by reference to the book value of our common stock or the value of securities of or the performance of specified New Motion subsidiaries or other business units any or all of which may be made contingent upon the achievement of performance criteria. Subject to plan limits, the Administrator has the discretionary authority to determine the amount of awards to Participants. The use of performance-based requirements, if any, will be considered in the context of our total compensation program.

Eligibility. All employees, non-employee directors and individuals providing services to New Motion and our subsidiaries will be eligible to participate in the 2009 Plan. In addition, awards may be granted to prospective employees, consultants, and directors who are also employees in connection with written offers of employment or engagement. While any eligible person under the 2009 Plan may be granted non-statutory stock options or restricted stock purchase awards, only employees may be granted incentive stock options. As of April 15, 2009, there were approximately 173 employees and four non-employee directors that would be potentially eligible to participate in the 2009 Plan.

Shares Subject to Plan. Subject to adjustment upon certain corporate transactions or events, up to a maximum of 2,750,000 shares of common stock (the “Fungible Pool Limit”) may be subject to equity awards under the 2009 Plan. Shares that are forfeited or cancelled shall not be considered to have been delivered under the 2009 Plan, but shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an award will be considered to have been delivered under the 2009 Plan. The Administrator will administer the appropriate methodology for calculating the number of shares of common stock issued pursuant to the 2009 Plan in accordance with the foregoing.

Vesting and Exercise of Stock Options and SARs. The exercise price of stock options granted under the 2009 Plan may not be less than the fair market value of our common stock on the date of grant, and such value is determined in good faith by the Administrator in a manner consistent with the requirements of Section 409A of the Internal Revenue Code. The option term may not be longer than 10 years. The Administrator will determine when each stock option becomes exercisable, including the establishment of performance vesting criteria, if any. We may require the participant to satisfy tax-withholding requirements before issuing common stock under the 2009 Plan. Similar terms and limitations apply to SARs under the 2009 Plan.

Vesting of Restricted Stock and Restricted Stock Units. The Administrator may make the grant, issuance, retention, and/or vesting of restricted stock and restricted stock units contingent upon continued employment with New Motion, the passage of time, or such performance criteria and the level of achievement against such criteria as it deems appropriate. Except in the case of death, disability, or retirement of the participant, vesting of restricted stock and restricted stock units that is contingent upon the achievement of performance objectives must be based on performance over a period of not less than one year, and awards that are contingent upon continued employment or the passage of time cannot vest in less than pro rata installments over three years from the date of grant. Up to 500,000 shares may be available for use as stock awards having no minimum vesting period.

Dividends. Unless otherwise provided by the Administrator, no adjustment may be made in shares issuable under awards due to cash dividends that may be paid or other rights that may be issued to the holders of shares before their issuance under any award. The Administrator will specify whether dividends or dividend equivalent amounts are to be paid to any participant with respect to the shares subject to any award that have not vested or been issued, or that are subject to any restrictions or conditions on the record date for dividends. As of December 31, 2008, no dividend equivalents had ever been issued.

Eligibility under Section 162(m) of the Tax Code. Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Internal Revenue Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m) of the tax code, the performance criteria will be based on stock price appreciation (in the case of options or SARs) or on one or more of the other factors set forth in the 2009 Plan (which may be adjusted as provided in the plan), applied either individually, alternatively, or in any combination, to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Administrator in the award. To the extent that an award under the 2009 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m) of the tax code, the performance criteria can include the achievement of strategic objectives as determined by the Administrator. The number of shares of common stock, stock options, or other benefits granted, issued, retainable, and/or vested under an award due to satisfaction of performance criteria may be reduced by the Administrator based on any further considerations that the Administrator may determine in its sole discretion.

Transferability. Awards granted under the 2009 Plan are transferable only by will or the laws of descent and distribution, or to the extent otherwise determined by the Administrator. The Administrator has sole discretion to permit the transfer of an award.

Amendments Requiring Stockholder Approval. The Board may terminate, amend, or suspend the 2009 Stock Incentive Plan, provided that no action is taken by the Board (except those described in “Adjustments”) without stockholder approval to:

•	increase the number of shares that may be issued under the 2009 Plan;

•	permit granting of stock options at less than the fair market value;

•	permit the repricing of outstanding stock options;

•	amend the maximum shares set forth that may be granted pursuant to awards in the aggregate or to any participant individually;

•	extend the term of the 2009 Plan;

•	change the class of persons eligible to participate in the 2009 Plan; or

•	otherwise implement any amendment required to be approved by stockholders under NASDAQ rules.

Adjustments. In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our common stock, or any similar equity restructuring transaction (as that term is used in SFAS No. 123(R)) affecting our common stock, the Administrator will equitably adjust the number and kind of shares available for grant under the 2009 Plan, and subject to the various limitations set forth in the 2009 Plan, the number and kind of shares subject to outstanding awards under the 2009 Plan, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of New Motion on outstanding stock options, SARs, restricted stock, and restricted stock units granted under the 2009 Plan will be specified in the agreement related to the merger or reorganization, subject to the limitations and restrictions set forth in the 2009 Plan. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting, or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.

U.S. Tax Consequences

The following is a general discussion of the principal United States federal income tax consequences of “incentive stock options” within the meaning of Section 422 of the Code, “non statutory stock options” and restricted stock and restricted stock unit awards, based upon the United States Internal Revenue Code, and the Treasury Regulations promulgated thereunder, all of which are subject to modification at any time. The 2009 Plan does not constitute a qualified retirement plan under Section 401(a) of the Internal Revenue Code (which generally covers trusts forming part of a stock bonus, pension or profit sharing plan funded by employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

Stock option grants under the 2009 Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock also is governed by Section 83 of the tax code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then usually at capital gain rates when the shares are sold (long-term capital gain rates if the shares are held for more than a year).

The American Jobs Creation Act of 2004 added Section 409A to the tax code, generally effective January 1, 2005.  Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not affect our ability to deduct deferred compensation.

Section 409A applies to restricted stock units, performance units, and performance shares. Grants under such plans will continue to be taxed at vesting but will be subject to new limits on plan terms governing when vesting may occur. If grants under such plans do not allow employees to elect further deferral on vesting or on distribution, under the proposed regulations no negative impact should attach to the grants.

Section 409A does not apply to incentive stock options, non-qualified stock options (that are not issued at a discount), and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover SARs and stock options if they are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights with respect to SARs are settled in such stock, and there are not any features that defer the recognition of income beyond the exercise date.

As described above, awards granted under the 2009 Plan may qualify as “performance-based compensation” under Section 162(m) of the tax code. To qualify, options and other awards must be granted under the 2009 Plan by a Committee of the Board consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the 2009 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options and stock-settled SARs to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2009 Plan, as established and certified by a Committee consisting solely of two or more “outside directors.”

Effect of Section 16(b) of the Securities Exchange Act of 1934

The acquisition and disposition of common stock by officers, directors and more than 10% shareholders (referred to as insiders) pursuant to awards granted to them under the 2009 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of common stock by an insider within six months before or after a sale of common stock by the insider could result in recovery by us of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 2009 Plan is designed to comply with Rule 16b-3.

New Plan Benefits

Because awards under the 2009 Plan are discretionary, benefits or amounts that will hereinafter be received by or allocated to our chief executive officer, the named executive officers, all current executive officers as a group, the non-executive directors as a group, and all employees who are not executive officers, are not presently determinable.  Other than as described below, no awards, including awards contingent upon obtaining stockholder approval of the 2009 Plan, have been made under the 2009 Plan.  As discussed above, we intend to grant each of Burton Katz and Andrew Stollman 275,000 restricted stock units, and Andrew Zaref 200,000 restricted stock units under the 2009 Plan pursuant to the terms of their employment agreements, which restricted stock units shall each vest after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equals or exceeds $7.50.  In addition, upon approval by stockholders of our Option Exchange Program (described below), Messrs. Katz, Stollman, Zaref, and Greenberger, will enter into an option cancellation and restricted stock unit issuance agreement with the company.  Pursuant to these agreements, Messrs. Katz, Stollman, Zaref and Greenberg will agree to cancel stock options to purchase 300,000, 300,000, 200,000 and 50,000 shares of the company’s common stock, respectively, in exchange for an award of 100,000, 100,000, 66,667 and 16,667 restricted stock units, respectively, which will be granted under our 2009 Plan and vest in accordance with quantitative and/or qualitative performance measures to be established from time to time by our Compensation Committee.  In addition, as discussed under the heading “Director Compensation for the Fiscal Year Ended December 31, 2008”, we intend to grant our non-employee directors an aggregate of 70,050 restricted stock units for their services on our Board in 2008.

Equity Compensation Plan Information

For information regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance as of December 31, 2008, see “Securities Authorized for Issuance Under Equity Compensation Plans” above.

Required Vote

The approval of the 2009 Stock Incentive Plan will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. Because brokers are not permitted to vote on this proposal in the absence of voting instructions from beneficial owners, broker non-votes will not be counted or deemed present or represented for determining whether stockholders have approved this proposal. Abstentions will have the effect of negative votes. The Board of Directors is of the opinion that the 2009 Plan is in the best interests of New Motion and its stockholders and recommends a vote for the approval of the 2009 Plan. All proxies will be voted to approve the 2009 Plan unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2009 STOCK INCENTIVE PLAN.

ITEM 4:	PROPOSAL TO ADOPT ONE-TIME OPTION EXCHANGE PROGRAM

Proposal 4 is the adoption of a one-time stock option exchange program pursuant to which certain out-of-the-money stock options previously issued to each of Burton Katz, our Chief Executive Officer, Andrew Stollman, our President, Andrew Zaref, our Chief Financial Officer, and Zack Greenberger, our Chief Technology Officer and Vice President, Operations (collectively, the “Optionees”), will be exchanged for restricted stock units (the “Option Exchange Program”).  Due in large part to market corrections and general economic circumstances external to our business and financial condition, our stock price has fallen over the past two years, which has caused certain option awards previously issued to the Optionees to be out-of-the-money, meaning that the exercise price of the stock option is greater than the market price of our common stock.  We believe that, as a result of these options being out-of-the-money, the options fail to provide appropriate performance incentives to the Optionees, who we consider to be among the primary drivers to achieve our strategic, operational and financial goals.1  We are proposing the Option Exchange Program to remedy this situation.  We also believe that the grant of restricted stock units in exchange for the cancellation of options will avoid additional dilution of our equity and is more cost-effective than simply issuing incremental equity awards or paying additional cash compensation to the aforementioned individuals.

If the Option Exchange Program is approved by our stockholders (and provided further that our 2009 Stock Incentive Plan is approved by our stockholders), each of Messrs. Katz, Stollman, Zaref, and Greenberger will promptly enter into an option cancellation and restricted stock unit issuance agreement with the company.  Pursuant to these agreements, Messrs. Katz, Stollman, Zaref and Greenberger will forfeit stock options to purchase 300,000, 300,000, 200,000 and 50,000 shares of the company’s common stock, respectively, in exchange for awards of 100,000, 100,000, 66,667 and 16,667 restricted stock units (“RSUs”), respectively, which will be granted pursuant to our 2009 Stock Incentive Plan.  The RSUs will be subject to performance-based vesting provisions, which are further described below.

Under the listing rules of the Nasdaq Global Market, stockholder approval is required in order for us to implement the Option Exchange Program.  If we do not obtain stockholder approval of this proposal, we will not be able to implement the Option Exchange Program.  The proposal to adopt the Option Exchange Program requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal.

1  Pursuant to the terms of their respective employment agreements, Mr. Katz, Mr. Stollman and Mr. Zaref are to receive 275,000, 275,000 and 200,000 RSUs respectively upon the approval of the 2009 Plan.  Once issued, the RSUs were to first vest for each individual, with respect to 100,000 RSUs after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equaled or exceeded $15. The remaining 175,000 RSUs for each of Mr. Katz and Mr. Stollman and 100,000 RSUs for Mr. Zaref were to vest after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equaled or exceeded $20.  Due to the fall in our stock price, the RSUs are significantly out of the money, and we believe fail to provide appropriate performance incentives to each of Messrs. Katz, Stollman and Zaref, for the same reasons as the out-of-the money options discussed in this section. Consequently, as earlier discussed, we also intend to enter into an amendment to each of Mr. Katz’s, Mr. Stollman’s and Mr. Zaref’s employment agreements with us to amend the vesting provisions of their RSUs (which have yet to be issued) so that each of the RSUs will vest after the closing of trading on the date that the average per share trading price of our common stock during any period of 10 consecutive trading days equals or exceeds $7.50.

Reasons for the Option Exchange Program

New Motion has granted options to Messrs. Katz, Stollman, Zaref and Greenberger consistent with the view that long-term compensation should align the interest of management with the interests of stockholders.  While the compensation packages of our management team vary, we believe equity compensation is one of the key components as it encourages management to work toward our success and provides a means by which management benefits from increasing the value of our common stock.  We also believe that equity compensation plays a vital role in the retention and recruiting of our management team.

As further described below, the Optionees now hold stock options with exercise prices higher than the current market price of our common stock.  For example, on April 15, 2009, the closing price of our common stock on the Nasdaq Global Market was $1.18, and the weighted average exercise price of the options subject to the Option Exchange Program was $9.04.  Our management, as is common in emerging growth companies, view equity as a material component of their overall compensation.  For each of the Optionees, their options to purchase common stock of the company which are subject to the Option Exchange Program are underwater.  As a result, an important component of our compensation program is perceived by our Compensation Committee as having little value.

On April 28, 2009, our Compensation Committee authorized, subject to stockholder approval, the Option Exchange Program, pursuant to which the Optionees will exchange outstanding stock options that are underwater for a lesser number of performance based RSUs to be granted under our 2009 Stock Incentive Plan.  The Compensation Committee believes that it is desirable and in the best interests of stockholders to adopt the Option Exchange Program to motivate our management to achieve our strategic, operational and financial goals and thereby align the interests of management with the interests of our stockholders, and reduce the risk of key personnel departing for opportunities that they deem to be more lucrative.

History of our Stock Price

On February 12, 2007, we completed an exchange transaction pursuant to which New Motion Mobile, Inc. became our wholly-owned subsidiary.  In connection with the exchange, we raised gross proceeds of approximately $20 million in equity financing through the sale of our Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock.  Prior to the exchange, we were a thinly traded shell company trading on the Over the Counter Bulletin Board under the symbol “MPNC.OB”.  At the time of the exchange transaction, our stock price was $21 (taking into account a 1-300 reverse stock split which became effective as of May 2, 2007), which stock price was not related to our current operating business.  In the first quarter of 2007, an average of 60 shares of our common stock traded daily on the OTCBB.

On February 4, 2008, we completed a merger with Traffix, Inc., a Delaware corporation.  Pursuant to the merger, Traffix became our wholly owned subsidiary.  Following the consummation of our merger with Traffix, Traffix stockholders owned approximately 45% of our capital stock, on a fully-diluted basis.  Also upon the closing of our transaction with Traffix, we commenced trading on The NASDAQ Global Market under the symbol “NWMO.”  The closing price of our common stock was $8.33 on February 4, 2008.  On February 4, each of Mr. Stollman and Mr. Katz were issued options to purchase 300,000 shares of our common stock at an exercise price of $10.92 per share, which exercise price was determined based on the average closing price of our common stock reported for the ten days immediately preceding the option grants.

Following our merger with Traffix, we experienced significantly higher average daily trading volumes, with average daily trading volumes of 44,166, 82,617, 39,769 and 42,630 during the first, second, third and fourth quarters of 2008, respectively.  In the first quarter of 2009, our average daily trading volume was 44,029 shares.  Unfortunately, following our merger with Traffix, our stock price has steadily declined in large part due to market corrections and general economic circumstances external to our business and financial condition.  For instance, our stock price has declined to its current value despite our revenues increasing to $113,884,000 for the year ended December 31, 2008 as compared to $36,982,000 for the year ended December 31, 2007, and despite a net loss of $1.0 million (excluding a non-cash charge for the impairment of goodwill of $114.8 million which occurred in the fourth quarter of 2008) compared to a net loss of $4.1 million for the comparable period in 2007.  The decline in our stock price over the past two years is shown in the chart below:

The Option Exchange Program and Consideration of Alternatives

We have designed the terms of the Option Exchange Program to balance the interests of our stockholders with the objective of increasing the retentive and motivational value of equity awards for the Optionees. We considered a number of alternatives before concluding that the Option Exchange Program is the most effective vehicle to retain and incentivize our management. The alternatives included:

Adjust cash compensation through payment of bonuses.  We considered paying management increased bonus payments to compensate for the value of previously granted stock options that are now underwater. However, such bonus payments would consume cash and provide a much shorter term retention incentive than equity compensation. We believe such a bonus payment structure would not be consistent with rewarding performance and the achievement of measurable objectives, and therefore, is not in the best interest of our stockholders.

Grant additional equity compensation.  We considered granting management supplemental stock option grants at current market prices and/or RSUs to restore the value of previously granted stock options that are now underwater. However, such supplemental equity grants would result in potential dilution to our current stockholders.

Implement an option exchange program.  We concluded the Option Exchange Program will effectively retain and motivate our management, and has the following added benefits for our stockholders:

•           Improved retention will enhance long-term stockholder value.  Because the majority of our outstanding options granted to management are underwater, an important component of our compensation program is perceived by our Compensation Committee as having little motivational value. We believe that we need to offer new ways to motivate and retain management in order to enhance long-term stockholder value.  We believe that the grant of RSUs to management that vest based on performance based metrics that are established based on current market conditions offer a meaningful incentive for the Optionees to remain with New Motion. The newly issued RSUs will also provide an ongoing performance incentive for management to work toward achieving our strategic, operational and financial goals because the value of these awards will increase if our stock price increases.

•           The proposed exchange of options for RSUs is intended to be favorable to our stockholders.  The exchange ratio (the number of outstanding stock options that an Optionee will surrender for cancellation in exchange for RSUs) of 3 for 1 was determined to provide an appropriate exchange of value based on a variety of factors considered by our Compensation Committee, including the exercise price of stock options that will be tendered for exchange pursuant to the Option Exchange Program, the performance based vesting of the RSUs that will be granted and the market price of our common stock.

•           The overall number of shares subject to equity awards will be reduced.  The number of RSUs that will be issued under the replacement awards is 283,334.  In contrast, the Optionees will forfeit options to purchase 850,000 shares of our common stock if the Option Exchange Program is approved by our stockholders. Consequently, the Option Exchange Program will reduce our overhang, which reduces the potential dilution to our stockholders in the future.

•           New vesting requirements for the RSUs are expected to encourage employee retention.  The new RSUs will vest annually based on performance metrics established by the compensation committee over three years as described below. We expect these new awards to encourage management to remain with us over the vesting period to receive value from these awards.

Description of RSUs

The RSUs to be issued under the Option Exchange Program represent the right to receive shares of common stock on specified future dates when the RSUs vest in accordance with the vesting schedule set forth below.  There is no exercise price or purchase price for these shares of stock.  A participant in the Option Exchange Program will forfeit any RSUs received that remain unvested at the time his employment with us terminates for any reason.

The RSUs to be issued to each of the Optionees will be subject to a new vesting schedule which provides that the replacement RSUs will be unvested on the date of the exchange and will vest over three years, with one-third of the RSUs eligible for vesting on each of December 31, 2009, December 31, 2010, and December 31, 2011.  Any RSUs that do not vest on the date that they are eligible for vesting will be forfeited.  The following table provides additional information relating to the vesting schedule of the RSUs, and the number of options to be exchange by each Optionee for such RSUs:

Name of Optionee	Number of Options to be Cancelled	Number of RSUs to be Issued	Number of RSUs Subject to Vesting Each Year	Description of Annual Vesting Schedule
Burton Katz	300,000 options having an exercise price of $10.92 per share.	100,000	33,333
On each of December 31, 2009, 2010 and 2011, 30,000 RSUs will be eligible for vesting in accordance quantitative measures and 3,333 RSUs will be eligible for vesting in accordance with other quantitative and/or qualitative measures, which measures will be determined from time to time by the Compensation Committee.

Andrew Stollman	300,000 options having an exercise price of $10.92 per share	100,000	33,333
On each of December 31, 2009, 2010 and 2011, 30,000 RSUs will be eligible for vesting in accordance quantitative measures and 3,333 RSUs will be eligible for vesting in accordance with other quantitative and/or qualitative measures, which measures will be determined from time to time by the Compensation Committee.

Andrew Zaref	200,000 options having an exercise price of $4.16 per share	66,667	22,222
On each of December 31, 2009, 2010 and 2011, 20,000 RSUs will be eligible for vesting in accordance with quantitative measures and 2,222 RSUs will be eligible for vesting in accordance with other quantitative and/or qualitative measures, which measures will be determined from time to time by the Compensation Committee.

Zack Greenberger	50,000 options having an exercise price of $6.00 per share	16,667	5,555
On each of December 31, 2009, 2010 and 2011, 5,000 RSUs will be eligible for vesting in accordance with quantitative measures and 555 RSUs will be eligible for vesting in accordance with other quantitative and/or qualitative measures, which measures will be determined from time to time by the Compensation Committee.

Effect on Stockholders

As a result of the Option Exchange Program, we will achieve a net reduction in our overhang shares of 566,666 shares, which represents approximately 2.7% of our issued and outstanding common stock (excluding shares held in treasury).  This reduction benefits stockholders, as the potential for dilution of their economic interest in the company is reduced.

Implementation of Option Exchange Program and New Plan Benefits

The Option Exchange Program will occur promptly following stockholder approval.  Following stockholder approval, each of Messrs. Katz, Stollman, Zaref and Greenberger have agreed to enter into an option cancellation and restricted stock unit issuance agreement with the company pursuant to which they will forfeit stock options to purchase 300,000, 300,000, 200,000 and 50,000 shares of the company’s common stock, respectively, in exchange for awards of 100,000, 100,000, 66,667 and 16,667 RSUs, respectively, which will be granted pursuant to our 2009 Stock Incentive Plan.  The new RSUs will be subject to vesting over a period of three years, as more fully described above.

The following table discloses the benefits that will be received by or allocated to each of the following under the Option Exchange Program:

Name and Position	Dollar Value ($)		Number of RSUs
Burton Katz, CEO	Unknown	(1)	100,000
Andrew Stollman, President	Unknown	(1)	100,000
Ray Musci, Executive Vice President, Corporate Development	—		—
Executive Group (2)	Unknown	(1)	283,334
Non-Executive Director Group	—		—
Non-Executive Officer Employee Group	—		—
(1) The dollar value of the RSUs depends on the market price on the date of grant of the RSUs, which is not currently known.
(2) includes the RSUs to be issued to each of Messrs. Katz, Stollman, Zaref and Greenberger.

Return of Options Surrendered

The options to be surrendered by Burton Katz and Zack Greenberger were each originally granted pursuant to our 2007 Stock Incentive Plan.  As discussed above, the 2009 Plan provides that, effective upon its approval by our stockholders, no further awards will be granted under the 2007 Plan, except that any shares of common stock that have been forfeited or cancelled, including those issued to Mr. Katz and Mr. Greenberger, in accordance with the terms of the applicable award under the 2007 Plan may be subsequently again awarded in accordance with the terms of the 2007 Plan prior to its expiration in 2017.  The options to be surrendered by each of Andrew Stollman and Andrew Zaref were not granted pursuant to an equity compensation plan approved by our stockholders, and will not be available to the company for reissuance.

Potential Modification to Terms of Option Exchange Program

Although we do not currently anticipate any changes to the terms of the Option Exchange Program, changes in the terms of the Option Exchange Program may be required for tax, regulatory and/or accounting purposes.  The Compensation Committee will retain the discretion to make any such necessary or desirable changes to the terms of the Option Exchange Program.  The Compensation Committee also retains the right to terminate or postpone the Option Exchange Program at any time prior to its implementation.

U.S. Federal Income Tax Consequences

We believe that the Option Exchange Program will be treated as a non-taxable exchange for U.S. federal income tax purposes.  Therefore, we believe that the Optionees should not realize any income for U.S. federal income tax purposes upon the grant of the replacement RSUs.  Upon the settlement of a restricted stock unit award, participants will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any shares received. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date of settlement, will be taxed as capital gain or loss. The company should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Accounting Treatment

Under Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"), to the extent the fair value of each award of RSUs granted to an Optionee as measured on the date of grant exceeds the fair value of the stock options surrendered as measured immediately prior to their cancellation, such excess is considered additional compensation.  This excess, in addition to any remaining unrecognized expense for the stock options surrendered in exchange for the new stock options, will be recognized by New Motion as an expense for compensation. The incremental expense will be recognized ratably over the vesting period of the new RSUs in accordance with the requirements of SFAS No. 123R. In the event that any of the new RSUs are forfeited prior to their settlement due to termination of employment, the incremental expense for the forfeited RSUs will be reversed and will not be recognized.

Required Vote

The approval of the Option Exchange Program will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. Because brokers are not permitted to vote on this proposal in the absence of voting instructions from beneficial owners, broker non-votes will not be counted or deemed present or represented for determining whether stockholders have approved this proposal. Abstentions will have the effect of negative votes.  The Board of Directors is of the opinion that the Option Exchange Program is in the best interests of New Motion and its stockholders and recommends a vote for the approval of the Option Exchange Program. All proxies will be voted to approve the Option Exchange Program unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE OPTION EXCHANGE PROGRAM.

ITEM 5:	PROPOSAL TO ADOPT THE 2010 ANNUAL INCENTIVE COMPENSATION PLAN

Proposal 5 is the adoption of the New Motion, Inc. 2010 Annual Incentive Compensation Plan (the “Compensation Plan”).  The purpose of the Compensation Plan is to advance the interests of Company by rewarding selected senior executives of the Company for their significant contributions to the growth, profitability and success of the Company from year to year.  The proposal to adopt the Compensation Plan requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal.  A copy of the Compensation Plan in the form proposed is attached to this proxy statement as Appendix C.

The Board of Directors believes that the continued growth of New Motion depends, in large part, upon its ability to attract and motivate key executives, and that an executive compensation plan is an important means of attracting, retaining and motivating such individuals.  Accordingly, on April 28, 2009, the Compensation Committee of our Board of Directors adopted the 2010 Annual Incentive Compensation Plan, subject to shareholder approval, to ensure that we may continue to attract key executives who are expected to contribute to our success. If the Compensation Plan is not approved by shareholders, it will not be implemented in the form proposed.

Summary of the 2010 Annual Incentive Compensation Plan

The following summary briefly describes the principal features of the Compensation Plan, and is qualified in its entirety by reference to the full text of the Compensation Plan.

Plan Term:	January 1, 2010 to December 31, 2015

Eligible Participants:
Only executives or other key employees of the Company who, in the Compensation Committee’s judgment, have contributed, or have the capacity to contribute, in a substantial measure to the successful performance of the Company for a given fiscal year, shall be eligible to participate in the Compensation Plan for that period.  The Compensation Committee, in its sole discretion, shall select the participants.

Cash Award (available to all participants):
Participants in the Compensation Plan will be eligible to receive a cash reward based on the attainment of performance based goals.  A participant’s maximum incentive opportunity payable in cash for any calendar year may not exceed the greater of (a) 200 percent of his/her base salary as of the first day of such year or other performance period (not to exceed $2,000,000 per annum) or (b) 1 percent of the Company’s earnings before income taxes, as reported in the Company’s audited consolidated financial statements, but before taking into account (a) any losses from discontinued operations, (b) extraordinary gains and losses and (c) the cumulative effective of accounting changes.

Performanced Based Goals:
Awards to the Chief Executive Officer and any other participant determined to be a “covered employee” (within the meaning of Section 162(m) of the Code) who is expected to receive aggregate compensation from the Company in excess of $1,000,000 will be based on nondiscretionary and objective financial or other performance measures established by the Compensation Committee, based solely on one or more of the following business criteria as established by the Compensation Committee:  (a) net income, earnings per share, pre-tax income, EBITDA (earnings before interest, taxes, depreciation and amortization), operating income, operating cash flow, return on invested capital, number of subscribers, customer/subscriber satisfaction, growth of revenue or net sales, or credit quality (or any of the foregoing, adjusted to exclude or include specified items as the Compensation Committee determines is appropriate to measure performance); and/or (b) objective individual performance, taking into account individual goals and objectives.

For any participant who is not a “covered employee”, awards will be based on one or more of the following criteria as established by the Compensation Committee: (i) any one or a combination of quantitative criteria listed above, (ii) qualitative criteria measuring individual performance, taking into account individual goals and objectives, or (iii) a combination of the quantitative and qualitative criteria referred to the preceding two clauses.

Award Determination:
As soon as practicable following verification by the Company’s independent public accountants of financial results for any performance period and receipt of information regarding the actual performance of participants against their respective performance goals for the period, the Compensation Committee will certify the extent to which each participant achieved his or her performance goals for the period.  Awards for any performance period will be paid in a cash lump sum as soon as practicable following such determination.

162(m) limitations:
The Company intends that compensation payable under the Compensation Plan will constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Compensation Plan shall be administered and construed in a manner consistent with such intent.

Administration. The Compensation Plan will be administered by the Compensation Committee, which will consist of at least two or more individuals who qualify as “outside directors” within the meaning of Section 162(m) of the Code and as “independent directors” under corporate governance rules of the NASD applicable to listed securities.  A majority of the Compensation Committee shall constitute a quorum.  Committee decisions and determinations shall be made by a majority of its members present in person or by telephone at a meeting at which a quorum is present.  The Compensation Committee shall have full authority, subject to the provisions of the Compensation Plan, to (i) select participants and determine the extent and terms of their participation; (ii) adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Compensation Plan; (iii) construe and interpret the Compensation Plan, the rules and regulations adopted under the Compensation Plan and any notice or award given to a participant; and (iv) make all other determinations that it deems necessary or advisable in the administration of the Compensation Plan.

For any Performance Period, the Compensation Committee will (i) designate the executives of the Company who shall participate in the plan, (ii) establish performance goals for each participant and certify the extent of their achievement and (iii) determine each participant’s award.

Participation.  Only executives or other key employees of the Company who, in the Compensation Committee’s judgment, have contributed, or have the capacity to contribute, in a substantial measure to the successful performance of the Company for a given performance period, shall be eligible to participate in the Compensation Plan for that period.  The Committee, in its sole discretion, will select the participants.  In selecting participants for any performance period, the Compensation Committee will take into account such factors as the individual’s position, experience, knowledge, responsibilities, advancement potential and past and anticipated contribution to Company performance.

Performance Goals.  The Compensation Committee will establish performance goals for each participant for each performance period.

The performance goals established by the Compensation Committee for any performance period may differ among participants in the Compensation Plan.  The performance goals of any participant who is a “covered employee” will be based on any one or a combination of the criteria listed in the table above.  The performance goals of any participant who is not a “covered employee” will be based on any (i) any one or a combination of quantitative criteria listed in the table above, (ii) qualitative criteria measuring individual performance, taking into account individual goals and objectives, or (iii) a combination of the quantitative and qualitative criteria referred to the preceding two clauses.

In establishing performance goals for any performance period, the Compensation Committee will determine in its discretion, but subject to the applicable provisions of the Compensation Plan, the categories and criteria to be used in measuring each participant’s performance and the percentage allocation for each of the categories and for each of the criteria, the sum of which allocations, respectively, shall equal 100 percent.  The Compensation Committee will also determine for each participant for the performance period (i) a threshold level of performance, as against the applicable categories and criteria, below which no award will be payable, (ii) a participant’s target annual bonus opportunity, which shall be a dollar amount equal to a percentage of his/her base salary as of the first day of the performance period, as determined by the Compensation Committee (the “Target Allocation”), and (iii) a maximum incentive opportunity.  A participant’s maximum incentive opportunity for any calendar year may not exceed the greater of (a) 200 percent of his/her base salary as of the first day of such year or other performance period (not to exceed $2,000,000 per annum) or (b) 1 percent of the Company’s earnings before income taxes, as reported in the Company’s audited consolidated financial statements, but before taking into account (a) any losses from discontinued operations, (b) extraordinary gains and losses and (c) the cumulative effective of accounting changes.

Determination of Awards.  As soon as practicable following verification by the Company’s independent public accountants of financial results for any performance period and receipt of information regarding the actual performance of participants against their respective performance goals for the period, the Compensation Committee will certify the extent to which each participant achieved his or her performance goals for the period.  The Compensation Committee will then determine each participant’s award for the performance period by multiplying his/her Target Allocation for the period by the percentage representing the extent of achievement of his/her performance goals for the period.  Notwithstanding the foregoing, the Compensation Committee may, in its discretion, reduce or eliminate a participant’s Target Allocation for any performance period based on such objective or subjective criteria as it deems appropriate to take into account circumstances that could not have been anticipated when it established the participant’s performance goals for the period.  In no event may the Compensation Committee increase the amount payable under the Compensation Plan to a participant who is a “covered employee”. The amount of the award, as finally determined by the Compensation Committee, will constitute the participant’s award for the period.

Payment of Awards.  Except as otherwise provided in the Compensation Plan, a participant’s award for any performance period will be paid in a cash lump sum as soon as practicable following the Compensation Committee’s determination of the amount of the award.  However, from time to time, the Compensation Committee, in its discretion, may offer participants the opportunity to defer receipt of all or a portion of the award for the performance period.  Any deferral of all or a portion of a participant’s award will comply with Section 409A of the Code.  Deferred amounts are not forfeitable and will be paid after termination of employment with the Company.  They constitute unfunded general obligations of the Company.  Deferred amounts will be credited with an interest equivalent amount until the time of final payment at a rate determined by the Compensation Committee from time to time.

Any payment otherwise required to be made to a participant who is a “specified employee” of the Company within the meaning of Section 409A of the Code, pursuant to the Compensation Plan as a result of such participant’s separation of service with the Company will be delayed for a period of six months following such separation of service or such other period of time as may be required to comply with Section 409A of the Code.  On the earliest date following such separation of service on which any such payment could be made in compliance with Section 409A of the Code, any payment or payments that were delayed pursuant to the immediately preceding sentence will be paid to the participant in a lump sum.

Termination of Employment.  Except as otherwise provided in a participant’s employment agreement, if any, if a participant’s employment with the Company terminates prior to the date for payment of an award (“Award Payment Date”) by reason of retirement on or after attainment of age 65 (or at such earlier age as is provided in a participant’s employment agreement), disability, termination without cause, termination for good reason, death or for any other reason specifically approved in advance by the Compensation Committee, the Compensation Committee will determine the participant’s award as if he/she were employed on the Award Payment Date and the participant will be entitled to receive the prorated portion of the award (not exceeding 100%), based on service from the beginning of the performance period to the date of termination of his/her employment.  Except as otherwise provided in a participant’s employment agreement, if any, if a participant’s employment with the Company terminates prior to the Award Payment Date for an award for any performance period, for any reason other than as provided above, he/she shall forfeit any right to receive an award for such performance period.

Termination and Amendment of the Plan.  The Company reserves the right, by action of the Board, to terminate the Compensation Plan at any time; provided that no termination of the Compensation Plan will adversely affect the right of any participant to receive an award to which he/she would otherwise have been entitled but for the termination of the Compensation Plan.  Subject to such earlier termination, the Compensation Plan will have a term of five years commencing January 1, 2010.

Subject to any restrictions under Section 162(m) of the Code, the Compensation Committee may amend the Compensation Plan at any time, provided that no amendment that would require the consent of the Company’s stockholders pursuant to the Code or the Exchange Act, or any other applicable law, rule or regulation, shall be effective without such consent.  No amendment that adversely affects a participant’s rights to, or interest in, an award granted prior to the date of the amendment will be effective unless the participant shall have agreed to it in writing.

Transfer.  A participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded under the Compensation Plan prior to the actual receipt of such award; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy attachment, execution or similar process upon any such rights or benefits will be null and void.

Miscellaneous.  The Compensation Plan will be governed in accordance with Delaware law.  If any provision of the Compensation Plan, or any specific action of the Compensation Committee, would cause one or more awards for “covered employees” not to constitute “qualified performance-based compensation” under Section 162(m) of the Code, that provision shall be construed so as to prevent such result or, to the extent not practicable, shall be severed from and deemed not to be part of the Compensation Plan, but the other provisions of the Compensation Plan shall remain in full force and effect.  The Company shall deduct from any award or payment it makes under the Compensation Plan to a participant or beneficiary any taxes or other amounts required by law to be withheld.

Required Vote

The approval of the 2010 Annual Incentive Compensation Plan will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. Because brokers are not permitted to vote on this proposal in the absence of voting instructions from beneficial owners, broker non-votes will not be counted or deemed present or represented for determining whether stockholders have approved this proposal. Abstentions will have the effect of negative votes.  The Board of Directors is of the opinion that the Compensation Plan is in the best interests of New Motion and its stockholders and recommends a vote for the approval of the Compensation Plan. All proxies will be voted to approve the Compensation Plan unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2010 ANNUAL INCENTIVE COMPENSATION PLAN.

OTHER PROPOSALS

We are not aware of any other business to be presented to the meeting and we do not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

2010 STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2010 Annual Meeting of Stockholders for inclusion in the Company’s Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by January 1, 2010.  In addition, in the event a stockholder proposal is not received by the Company by April 14, 2010, the Proxy to be solicited by the Board of Directors for the 2010 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2010 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of the Company’s 2010 Annual Meeting is advanced or delayed more than 30 days from the date of the 2009 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2010 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2010 Annual Meeting.  Upon determination by the Company that the date of the 2010 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2009 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

Stockholder Communications.  Holders of the Company’s securities can send communications to the Board of Directors via email to board@atrinsic.com or by telephoning the Secretary at the Company’s principal executive offices, who will then relay the communications to the Board of Directors.

SOLICITATION OF PROXIES

It is expected that the solicitation of Proxies will be by mail.  The cost of solicitation by management will be borne by the Company.  The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners.  Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K

THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AS AMENDED, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2008, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO NEW MOTION, INC., 469 7th Avenue, New York, NY 10018.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Burton Katz

May 26, 2009	Burton Katz
Chief Executive Officer

APPENDIX “A”

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
NEW MOTION, INC.

The undersigned, Andrew Zaref, Chief Financial Officer of New Motion, Inc. (the “Corporation”), a corporation organized and existing by virtue of the General Corporation Law (the “GCL”) of the State of Delaware, does hereby certify pursuant to Section 103 of the GCL as to the following:

1. The name of the Corporation is New Motion, Inc.  The original name of the Corporation is Millbrook Acquisition Corp., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 3, 1994.

2. The terms and provisions of this Certificate of Amendment (i) have been approved by the Board of Directors of the Corporation in a resolution setting forth and declaring advisable the amendment contained herein and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3. Paragraph First of the Corporation's Restated Certificate of Incorporation is hereby amended and restated as follows:

“First: The name of this Corporation is Atrinsic, Inc. (the “Corporation”).”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Restated Certificate of Incorporation as of the ___th day of ___, 2009.

Andrew Zaref, Chief Financial Officer

A-1

APPENDIX “B”

NEW MOTION, INC.

2009 STOCK INCENTIVE PLAN

1.             Purposes of the Plan. The purposes of the New Motion, Inc. 2009 Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to persons who are selected to be participants in the Plan, and to promote the success of the Company’s business.  This Plan permits the grant of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards, each of which shall be subject to such conditions based upon continued employment with or service to the Company or its Subsidiaries, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan.

2.             Definitions.  In addition to the terms defined elsewhere in this Plan, as used herein, the following terms shall have the following meanings:

(a)                 “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)                 “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, or Other Stock-Based Award granted to a Participant pursuant to the Plan, as such terms are defined in Section 7(a) herein.

(c)                 “Board” means the Board of Directors of the Company.

(d)                 “Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(e)                 “Committee” means a committee appointed by the Board from among its members to administer the Plan in accordance with Section 4.

(f)                 “Common Stock” means the common stock, $0.01 par value, of the Company.

(g)                 “Company” means New Motion, Inc.

(h)                 “Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary to render services and who is compensated for such services; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and provided further that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not otherwise compensated by the Company for their services as Directors.

(i)                 “Director” means a member of the Board.

(j)                 “Employee” means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k)                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)                 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(m)                 “Participant” means any Employee, Director or Consultant selected by the Administrator to receive Awards.

(n)                 “Plan” means this 2009 Stock Incentive Plan, as amended from time to time.

(o)                 “Preexisting Plan” means the New Motion, Inc. 2007 Stock Incentive Plan, as amended to date.

(p)                 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(q)                 “Section 162(m)” means Section 162(m) of the Code and the regulations thereunder, as amended.

(r)                 “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(s)                 “Subsidiary” means any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

3.            Shares Subject to the Plan.

(a)                 Aggregate Limits.  Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to Awards granted under the Plan is two million seven hundred fifty thousand (2,750,000) Shares (the “Fungible Pool Limit”).  The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.  Any Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full shall be added back to the Fungible Pool Limit and may again be made subject to an Award under the Plan.  The following Shares shall not be added back to the Fungible Pool Limit and shall not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the exercise price proceeds received by the Company upon the exercise of an Award.

(b)                 Reserved.

(c)                 Code Limits.  The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 500,000.  Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.  The aggregate number of Shares issued pursuant to ISOs granted under the Plan shall not exceed two million seven hundred fifty thousand (2,750,000) Shares, which limitation shall be subject to adjustment under Section 10 only to the extent that such adjustment is consistent with adjustments permitted of a plan authorizing ISOs under Section 422 of the Code.

4.             Administration of the Plan.

(a)                 Procedure.

(i)
Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

(ii)
Administration with Respect to Directors and Officers Subject to Section 16(b).  With respect to Awards granted to Directors or to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the requirements for grants under the Plan to be exempt acquisitions under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall consist of “Non-Employee Directors” within the meaning of Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the requirements for grants under the Plan to be exempt acquisitions under Rule 16b-3.

(iii)
Administration with Respect to Covered Employees Subject to Section 162(m) of the Code.  With respect to Awards granted to Employees who are also “covered employees” within the meaning of Section 162(m) of the Code and the regulations thereunder, as amended, the Plan shall be administered by a committee designated by the Board to administer the Plan, which committee shall be constituted to satisfy the requirements applicable to Awards intended to qualify as “performance-based compensation” under Section 162(m). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules applicable to Awards intended to qualify as “performance-based compensation” under Section 162(m).

(iv)
Administration with Respect to Other Persons.  With respect to Awards granted to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.  Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws.

(b)                 Powers of the Administrator.  Subject to the express provisions and limitations set forth in this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i)	to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii)	to determine which persons are eligible to be Participants, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

(iii)
to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(iv)	to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(v)	to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(vi)	to determine whether, and the extent to which, adjustments are required pursuant to Section 10;

(vii)
to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

(viii)	to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c)                 Delegation and Administration.  The Administrator may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Company (who may but need not be members of any Committee comprising the Administrator) the ability to grant Awards and take the other actions described in Section 4(b) with respect to Participants who are not Officers, and such actions shall be treated for all purposes as if taken by the Administrator.  The Administrator may delegate to a Subcommittee of one or more officers of the Company the ability to grant Awards and take the other actions described in Section 4(b) with respect to Participants (other than any such officers themselves) who are not directors or Officers, provided, however, that the resolution so authorizing such officer(s) shall specify the total number of rights or options such Subcommittee may so award, and such actions shall be treated for all purposes as if taken by the Administrator.  Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Administrator, and references in this Plan to the Administrator shall include any such Subcommittee.  The Administrator may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Administrator under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Administrator may specify.  Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Administrator and references in this Plan to the Administrator shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Administrator.

(d)                 Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to be a Subsidiary of the Corporation, (ii) any leave of absence approved by the Corporation or a Subsidiary, (iii) any transfer between locations of employment with the Corporation or a Subsidiary or between the Corporation and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) at the request of the Corporation or a Subsidiary, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary.

(e)                 Determinations of the Administrator.  All decisions, determinations and interpretations by the Administrator regarding this Plan shall be final and binding on all Participants or other persons claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.  A Participant or other holder of an Award may contest a decision or action by the Administrator with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Administrator’s decision or action was arbitrary or capricious or was unlawful.

5.               Eligibility.  Awards may be granted to any person who is a Participant under this Plan; provided that ISOs may be granted only to Employees.  If otherwise eligible, a Participant who has been granted an Award may be granted additional Awards.

6.              Term of the Plan.  The Plan was approved by the Board on April 28, 2009 and became effective, subject to shareholder approval, on the same date.  The Plan shall remain available for the grant of Awards until April 28, 2019, or such earlier date as the Board may determine.  The expiration of the Administrator’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Company’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

7.               Plan Awards.

(a)                 Award Types. The Administrator, on behalf of the Company, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards.  Such arrangements and benefits are sometimes referred to herein as “Awards.”  The Administrator, in its discretion, may determine that any Award granted hereunder shall be a performance Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more of the Qualifying Performance Criteria specified in Section 8(e).

(i)              Stock Options.  A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the “Option Agreement”).  The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options (“ISOs”) pursuant to Section 422 of the Code and Stock Options that are not intended to qualify as ISOs (“Non-qualified Stock Options”), as it, in its sole discretion, shall determine.

(ii)              Stock Appreciation Rights.  A “Stock Appreciation Right” or “SAR” is a right to receive, in cash or stock (as determined by the Administrator), value with respect to a specific number of Shares equal to or otherwise based on the excess of (i) the market value of a Share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “SAR Agreement”).

(iii)              Restricted Stock.  A “Restricted Stock” Award is an award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Agreement”).

(iv)              Restricted Stock Unit.  A “Restricted Stock Unit” Award is an award of a right to receive, in cash or stock (as determined by the Administrator) the market value of one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Unit Agreement”).

(v)              Other Stock-Based Awards.  An “Other Stock-Based Award” is an award other than those described in subsections (i) – (iv) above, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Administrator, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Subsidiaries or other business units.  The Administrator shall determine the terms and conditions of such Awards, which shall be expressed in the document(s) evidencing the Award (the “Other Stock-Based Award Agreement”).

(b)              Grants of Awards. An Award may consist of one of the foregoing arrangements or benefits or two or more of them in tandem or in the alternative.

8.               Terms of Awards.

(a)              Grant, Terms and Conditions of Stock Options and SARs.  The Administrator may grant Stock Options or SARs at any time and from time to time prior to the expiration of the Plan to eligible Participants selected by the Administrator.  No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options or SARs hereunder until said Shares have been issued.  Each Stock Option or SAR shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Administrator.  Each Stock Option grant will expressly identify the Stock Option as an ISO or as a Non-qualified Stock Option.  In the absence of a designation, a Stock Option shall be treated as a Non-qualified Stock Option.  Stock Options or SARs granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i)              Price.  The purchase price (also referred to as the exercise price) under each Stock Option or SAR granted hereunder shall be established by the Administrator.  The purchase price per Share shall not be less than 100% of the market value of a Share on the date of grant.  For purposes of the Plan, “market value” shall mean the fair market value of the Company’s common stock determined in good faith by the Administrator in a manner consistent with the requirements of Section 409A of the Code.  The exercise price of a Stock Option shall be paid in cash or in such other form if and to the extent permitted by the Administrator, including without limitation by delivery of already owned Shares, withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option and/or by payment under a broker-assisted sale and remittance program acceptable to the Administrator.

(ii)              No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 10 of the Plan), the exercise price of a Stock Option or SAR may not be reduced without stockholder approval.

(iii)              No Reload Grants.  Stock Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Employee Stock Option.

(iv)              Duration, Exercise and Termination of Stock Options and SARs.  Each Stock Option or SAR shall be exercisable at such time and in such installments during the period prior to the expiration of the Stock Option or SAR as determined by the Administrator.  The Administrator shall have the right to make the timing of the ability to exercise any Stock Option or SAR subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator.  At any time after the grant of a Stock Option, the Administrator may reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option.  Each Stock Option or SAR must expire within a period of not more than ten (10) years from the grant date.  The Option Agreement or SAR Agreement may provide for expiration prior to the end of the stated term of the Award in the event of the termination of employment or service of the Participant to whom it was granted.

(v)              Conditions and Restrictions Upon Securities Subject to Stock Options or SARs.  Subject to the express provisions of the Plan, the Administrator may provide that the Shares issued upon exercise of a Stock Option or SAR shall be subject to such further conditions or agreements as the Administrator in its discretion may specify prior to the exercise of such Stock Option or SAR, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions.  The obligation to make payments with respect to SARs may be satisfied through cash payments or the delivery of Shares, or a combination thereof as the Administrator shall determine.  The Administrator may establish rules for the deferred delivery of Common Stock upon exercise of a Stock Option or SAR with the deferral evidenced by use of Restricted Stock Units equal in number to the number of Shares whose delivery is so deferred.

(vi)              Other Terms and Conditions.  Stock Options and SARs may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Administrator shall deem appropriate.

(vii)              ISOs.  Stock Options intending to qualify as ISOs may only be granted to employees of the Company within the meaning of the Code, as determined by the Administrator.  An ISO granted to an Employee who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any “parent corporation” as defined in Section 424(e) of the Code or Subsidiary, must have an exercise price that is not less than 110% of the market value of the Shares subject to the ISO, determined as of the date of grant.  To the extent that the Option Agreement specifies that a Stock Option is intended to be treated as an ISO, the Stock Option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Stock Option is or will be determined to qualify as an ISO.  If and to the extent that any Shares are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise.  Certain decisions, amendments, interpretations and actions by the Administrator and certain actions by a Participant may cause a Stock Option to cease to qualify for the tax treatment applicable to ISOs pursuant to the Code and by accepting a Stock Option the Participant agrees in advance to such disqualifying action.

(b)              Grant, Terms and Conditions of Restricted Stock and Restricted Stock Units. The Administrator may grant Restricted Stock or Restricted Stock Units at any time and from time to time prior to the expiration of the Plan to eligible Participants selected by the Administrator.  A Participant shall have rights as a stockholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement evidencing such Award.  Awards of Restricted Stock or Restricted Stock Units shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Administrator.  Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i)              Terms and Conditions.  Each Restricted Stock Agreement and each Restricted Stock Unit Agreement shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions as may be determined from time to time by the Administrator, in each case not inconsistent with this Plan.

(ii)              Sale Price. Subject to the requirements of applicable law, the Administrator shall determine the price, if any, at which Shares of Restricted Stock or Restricted Stock Units shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the market value of such Shares at the date of grant or issuance.

(iii)              Share Vesting.  The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards shall be at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Administrator, which criteria may be based on financial performance and/or personal performance evaluations.  Up to 500,000 Shares shall be available for issuance to Participants as Restricted Stock or Restricted Stock Unit Awards having no minimum vesting period.  No condition that is based on performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one (1) year, and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Restricted Stock or Restricted Stock Unit Award in less than pro rata installments over three years from the date the Award is made, other than with respect to such Awards that are issued upon exercise or settlement of Stock Options or SARs or upon the death, disability or retirement of the Participant, in each case as specified in the agreement evidencing such Award.  Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Restricted Stock or Restricted Stock Unit Award is granted.

(iv)              Termination of Employment.  The Restricted Stock or Restricted Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Stock or Restricted Stock Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted.

(v)              Restricted Stock Units.  Except to the extent this Plan or the Administrator specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company and do not confer any of the rights of a stockholder until Shares are issued thereunder.  Settlement of Restricted Stock Units upon expiration of the deferral or vesting period shall be made in Shares or otherwise as determined by the Administrator.  Dividends or dividend equivalent rights shall be payable in cash or in additional shares with respect to Restricted Stock Units only to the extent specifically provided for by the Administrator. Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 10.  Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

(c)              Suspension or Termination of Awards.  If at any time (including with respect to Stock Options or SARs after a notice of exercise has been delivered) the Administrator, including any Subcommittee or administrator authorized pursuant to Section 4(c) (any such person, an “Authorized Officer”), reasonably believes that a Participant has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant’s right to exercise any Stock Option or SAR or suspend the vesting of Shares under the Participant’s Restricted Stock or Restricted Stock Unit Awards, as the case may be, pending a determination of whether an act of misconduct has been committed. If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever and the Participant’s Restricted Stock or Restricted Stock Unit Agreement shall be forfeited and cancelled.  Any determination by the Administrator or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties.  For any Participant who is an Officer, the determination of the Administrator or of the Authorized Officer shall be subject to the approval of the Board.

(d)              Transferability.  Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Administrator) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution.  The Administrator may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Administrator shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms; provided, further, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code.  Any purported assignment, transfer or encumbrance that does not qualify under this Section 8(d) shall be void and unenforceable against the Company.

(e)              Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, (v) customer satisfaction, (w) strategic initiatives, or (x) acquisitions.  The Administrator may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, Restricted Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(f)              Dividends.  Unless otherwise provided by the Administrator, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Administrator shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

(g)              Documents Evidencing Awards.  The Administrator shall, subject to applicable law, determine the date an Award is deemed to be granted.  The Administrator or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document.  The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

(h)              Additional Restrictions on Awards.  Either at the time an Award is granted or by subsequent action, the Administrator may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

(i)              Subsidiary Awards.  In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan.  Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

9.                Withholding Taxes.  To the extent required by applicable federal, state, local or foreign law, the Administrator may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Stock Option, SAR, Restricted Stock or Restricted Stock Unit Award, or any sale of Shares.  The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied.  To the extent permitted or required by the Administrator, these obligations may or shall be satisfied by having the Company withhold a portion of the Shares of stock that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant.

10.              Adjustments of and Changes in the Common Stock.

(a)              The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  Further, except as expressly provided herein or by the Administrator, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options or other Awards theretofore granted or the purchase price per Share, unless the Administrator shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

(b)              If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar equity restructuring transaction (as that term is used in Statement of Financial Accounting Standards No. 123 (revised) affecting the Shares or other securities of the Company, the Administrator shall adjust the number and kind of Shares or other securities that are subject to this Plan and to the limits under Section 3 and that are subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities subject to such Awards without changing the aggregate exercise or settlement price, if any.

(c)              No right to purchase fractional Shares shall result from any adjustment in Stock Options or SARs pursuant to this Section 10.  In case of any such adjustment, the Shares subject to the Stock Option or SAR shall be rounded down to the nearest whole share.

(d)              Any other provision hereof to the contrary notwithstanding (except Section 10(a)), in the event the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization.  Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

11.              Amendment and Termination of the Plan.  The Board may amend, alter or discontinue the Plan and the Administrator may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan; provided, however, that the Company shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 10) required to be submitted for stockholder approval by NASDAQ or that otherwise would:

(a)              Increase the maximum number of Shares for which Awards may be granted under this Plan;

(b)              Reduce the price at which Stock Options may be granted below the price provided for in Section 9(a);

(c)              Reduce the option price of outstanding Stock Options;

(d)              Extend the term of this Plan;

(e)              Change the class of persons eligible to be Participants; or

(f)              Increase the limits in Section 3.

In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted; provided that no such consent shall be required with respect to any amendment or alteration if the Administrator determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

12.              Compliance with Applicable Law.  This Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.  The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable.  To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.  No Stock Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option is effective and current or the Company has determined that such registration is unnecessary.

13.              Liability of Company.  The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option or other Award granted hereunder.

14.              Non-Exclusivity of Plan.  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15.              Unfunded Plan.  Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan.

16.              Listing or Qualification of Common Stock.  If the Administrator determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, a Stock Option or SAR may not be exercised in whole or in part and a Restricted Stock or Restricted Stock Unit Award shall not vest or be settled unless such listing, qualification, consent or approval has been unconditionally obtained.

17.              Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18.              Governing Law. The Plan shall be governed by, and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles).

19.              Awards Under Preexisting Plan.  Upon approval of the Plan by stockholders of the Company, no further awards shall be granted under the Preexisting Plan; provided, however, that any shares of Common Stock that have been forfeited or cancelled in accordance with the terms of the applicable award under the Preexisting Plan may be subsequently again awarded in accordance with the terms of such Preexisting Plan.

20.              Section 409A of the Code.  To the extent applicable, the Plan is intended to comply with Section 409A of the Code.  Unless the Administrator determines otherwise, the Administrator shall interpret and administer the Plan in accordance with Section 409A.  The Administrator shall have the authority unilaterally to accelerate or delay a payment to which the holder of any Award may be entitled to the extent necessary or desirable to comply with, or avoid adverse consequences under, Section 409A.

APPENDIX “C”

NEW MOTION, INC.

2010 ANNUAL INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

The purpose of the Annual Incentive Compensation Plan (the “Plan”) is to advance the interests of New Motion, Inc. (the “Company”) by rewarding selected senior executives of the Company for their significant contributions to the growth, profitability and success of the Company from year to year.

The Company intends that compensation payable under the Plan will constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Plan shall be administered and construed in a manner consistent with such intent.

Subject to approval by the Company’s stockholders, the Plan shall be effective as of January 1, 2010.

ARTICLE II

DEFINITIONS

2.1 Award:  The amount due a Participant under the Plan for a Performance Period, as determined by the Committee.

2.2 Board:  The Board of Directors of the Company.

2.3 Business Unit:  A division or line of business of the Company.

2.4 Code:  The Internal Revenue Code of 1986, as amended; references to particular provisions of the Code shall include any amendments thereto or successor provisions and any rules and regulations promulgated thereunder.

2.5 Committee:  The Compensation Committee of the Board, which shall be comprised of at least two or more individuals who qualify as “outside directors” within the meaning of Section 162(m) of the Code and as “independent directors” under corporate governance rules of the NASD applicable to listed securities.

2.6 Company:  New Motion, Inc., a Delaware corporation, or any successor thereto and each Subsidiary.

2.7 Covered Employee:  The Chief Executive Officer of the Company and any other Participant determined by the Committee to be a “covered employee” (within the meaning of Section 162(m) of the Code) who is expected to receive aggregate compensation from the Company in excess of $1,000,000.

2.8 Disability:  Disability, as defined in a Participant’s employment agreement with the Company, if any or, absent an agreement, the Participant’s inability to perform his or her material duties by reason of illness, physical or mental disability or other incapacity, as evidenced by a written statement of a physician licensed to practice in any state in the United States mutually agreed upon by the Company and the Participant, which disability or other incapacity continues for a period in excess of 180 days in any 12-month period.

2.9 Exchange Act:  The Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

2.10 Participant:  For any Performance Period, an executive or other key employee of the Company designated by the Committee to participate in the Plan.

2.11 Performance Goal:

2.11.1 For any Participant who is a Covered Employee, a nondiscretionary and objective financial or other performance measure established in writing by the Committee, based solely on one or more of the following business criteria as established by the Committee:  (a) net income, earnings per share, pre-tax income, EBITDA (earnings before interest, taxes, depreciation and amortization), operating income, operating cash flow, return on invested capital, number of subscribers, customer/subscriber satisfaction, growth of revenue or net sales, or credit quality (or any of the foregoing, adjusted to exclude or include specified items as the Committee determines is appropriate to measure performance); and/or (b) objective individual performance, taking into account individual goals and objectives.  With respect to any such Participant who is employed in a Business Unit, the criteria specified in clause (a) above may be based on results of the Business Unit or on a combination of those results and results for the Company.

2.11.2 For any Participant who is not a Covered Employee, (i) any one or a combination of quantitative criteria (including, without limitation, the quantitative criteria specified in clause (a) of subsection 2.11.1), (ii) qualitative criteria measuring individual performance, taking into account individual goals and objectives, or (iii) a combination of the quantitative and qualitative criteria referred to the preceding two clauses.  With respect to any such Participant who is employed in a Business Unit, the quantitative and qualitative criteria may be based on results for the Business Unit or on a combination of those results and results for the Company.

2.12 Performance Period:  The fiscal year of the Company, which is the calendar year, or any other period designated by the Committee with respect to which an Award may be made.

2.13 Plan:  The New Motion, Inc. 2010 Annual Incentive Compensation Plan, as herein set forth and as it may be amended from time to time.

2.14 Subsidiary:  Any corporation that is a direct or indirect subsidiary of the Company, the earnings of which are consolidated with the earnings of the Company for financial reporting purposes.

2.15 Target Allocation:  A Participant’s target annual bonus opportunity, which shall be a dollar amount equal to a percentage of his/her base salary as of the first day of the Performance Period, as determined by the Committee.

2.16 Termination for Good Reason:  Termination of a Participant’s employment by the Company for “Good Reason,” as defined in the Participant’s employment agreement, if any.  Except as otherwise provided by the Committee, a Participant shall not be entitled to payment of an Award under Section 8.1 pursuant to a Termination for Good Reason unless such Participant is a party to an employment agreement with the Company that contains a “Good Reason,” constructive discharge or similar termination provision, and his or her employment has terminated as a consequence of any such provision.

2.17 Termination Without Cause:  Termination of a Participant’s employment by the Company without “Cause”: as defined in the Participant’s employment agreement with the Company, if any, or, absent an agreement defining “Cause,” termination of the Participant’s employment by the Company for any reason other than (i) failure to perform substantially his or her duties with the Company (other than such failure resulting from Disability or retirement), (ii) engagement in conduct materially and demonstrably injurious to the Company that is not cured within 30 days after notice, (iii) violation of non-competition or non-solicitation prohibitions or of confidentiality requirements imposed on the participant under common law or under the terms of any agreement with the Company, or (iv) fraud, embezzlement or conviction of any crime, other than a traffic offense not involving a felony.

ARTICLE III

ADMINISTRATION

3.1 The Plan shall be administered by the Committee.  A majority of the Committee shall constitute a quorum.  Committee decisions and determinations shall be made by a majority of its members present in person or by telephone at a meeting at which a quorum is present.  To the maximum extent permitted by law, the actions of the Committee with respect to the Plan shall be final and binding on all affected Participants.  Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a vote at a meeting duly called and held.  The Committee shall keep minutes of its meetings, written records of its determinations to the extent required by Code Section 162(m) and shall make such rules and regulations for the conduct of its business and make such other written determinations as it shall deem advisable.

3.2 The Committee shall have full authority, subject to the provisions of the Plan, to (i) select Participants and determine the extent and terms of their participation; (ii) adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; (iii) construe and interpret the Plan, the rules and regulations adopted thereunder and any notice or Award given to a Participant; and (iv) make all other determinations that it deems necessary or advisable in the administration of the Plan.

3.3 The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors may rely on the advice, opinions or valuations of any such persons.  No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee with respect to the Plan or any Award hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

3.4 For any Performance Period, the Committee shall (i) designate the executives of the Company who shall participate in the Plan, (ii) establish Performance Goals for each Participant and certify the extent of their achievement and (iii) determine each Participant’s Award.

ARTICLE IV

PARTICIPATION

4.1 Only executives or other key employees of the Company who, in the Committee’s judgment, have contributed, or have the capacity to contribute, in a substantial measure to the successful performance of the Company for a given Performance Period, shall be eligible to participate in the Plan for that Period.  The Committee, in its sole discretion, shall select the Participants.

4.2 In selecting Participants for any Performance Period, the Committee shall take into account such factors as the individual’s position, experience, knowledge, responsibilities, advancement potential and past and anticipated contribution to Company performance.

ARTICLE V

PERFORMANCE GOALS

5.1 Within 90 days after the beginning of a Performance Period that is a full calendar year (or, if the Period is shorter, before 25% of the Period has elapsed), the Committee shall establish Performance Goals for each Participant for such Performance Period.

5.2 Performance Goals established by the Committee for any Performance Period may differ among Participants.  The Performance Goals of any Participant who is a Covered Employee shall be based on any one or a combination of the criteria set forth in Section 2.11.1.  The Performance Goals of any Participant who is not a Covered Employee shall be based on any one or a combination of the criteria set forth in Section 2.11.2.

5.3 In establishing Performance Goals for any Performance Period, the Committee shall determine in its discretion, but subject to the applicable provisions of Sections 5.2 and 2.11, the categories and criteria to be used in measuring each Participant’s performance and the percentage allocation for each of the categories and for each of the criteria, the sum of which allocations, respectively, shall equal 100 percent.  The Committee shall also determine for each Participant for the Performance Period (i) a threshold level of performance, as against the applicable categories and criteria, below which no Award will be payable, (ii) a Target Allocation, and (iii) a maximum incentive opportunity.  A Participant’s maximum incentive opportunity for any calendar year may not exceed the greater of (a) 200 percent of his/her base salary as of the first day of such year or other Performance Period (not to exceed $2,000,000 per annum) or (b) 1 percent of the Company’s earnings before income taxes, as reported in the Company’s audited consolidated financial statements, but before taking into account (a) any losses from discontinued operations, (b) extraordinary gains and losses and (c) the cumulative effective of accounting changes.

ARTICLE VI

DETERMINATION OF AWARDS

6.1 When the Committee has determined the performance categories and criteria that establish a Participant’s Performance Goals for any Performance Period, a Target Allocation, and a maximum and minimum incentive opportunity, as described in Section 5.3, it shall communicate this information in writing to the Participant.

6.2 As soon as practicable following verification by the Company’s independent public accountants of financial results for any Performance Period and receipt of information regarding the actual performance of Participants against their respective Performance Goals for the Period, the Committee shall certify the extent to which each Participant achieved his or her Performance Goals for the Period.

6.3 Based on the information certified in accordance with Section 6.2, the Committee shall determine each Participant’s Award for the Performance Period by Multiplying his/her Target Allocation for the Period by the percentage representing the extent of achievement of his/her Performance Goals for the Period.

6.4 Notwithstanding the provisions of Section 6.3, the Committee may, in its discretion, reduce or eliminate a Participant’s Target Allocation for any Performance Period based on such objective or subjective criteria as it deems appropriate to take into account circumstances that could not have been anticipated when it established the Participant’s Performance Goals for the Period.  The amount as finally determined by the Committee shall constitute the Participant’s Award for the Period.

6.5 In no event may the Committee increase the amount payable under the Plan to a Participant who is a Covered Employee.

ARTICLE VII

PAYMENT OF AWARDS

7.1 Except as provided in Section 7.2, a Participant’s Award for any Performance Period shall be paid in a cash lump sum as soon as practicable following the Committee’s determination of the amount in accordance with Article VI.

7.2 From time to time, the Committee, in its discretion (under uniform rules applicable to all Participants), may offer Participants the opportunity to defer receipt of all or a portion of the Award for the Performance Period.

7.2.1 Any election to defer shall be made prior to the beginning of the Performance Period; provided that, for the first year in which an executive of the Company first becomes eligible to participate in the Plan, such election to defer must be made by this Participant not later than 30 days following the date he/she is selected by the Committee to participate in the Plan.  Deferrals shall be in increments of 20 percent of the Participant’s base salary for the Period.  Any deferral of all or a portion of a Participant’s Award shall comply with Section 409A of the Code.

7.2.2 Deferred amounts are not forfeitable and shall be paid after termination of employment with the Company.  They constitute unfunded general obligations of the Company.

7.2.3 Deferred amounts shall be credited with an interest equivalent amount until the time of final payment at a rate determined by the Committee from time to time.  The amount deferred for any Performance Period plus all interest equivalents thereon shall be paid in a single sum or in up to 15 installments, as specified by the Participant when making a deferral election.

7.2.4 Any payment otherwise required to be made to a Participant who is a “specified employee” of the Company within the meaning of Section 409A of the Code, pursuant to this Section 7.2 as a result of such Participant’s separation of service with the Company shall be delayed for a period of six months following such separation of service or such other period of time as may be required to comply with Section 409A of the Code.  On the earliest date following such separation of service on which any such payment could be made in compliance with Section 409A of the Code, any payment or payments that were delayed pursuant to the immediately preceding sentence shall be paid to the Participant in a lump sum.

7.3 Each Participant shall designate, in a manner prescribed by the Committee, a beneficiary to receive payments due under the Plan in the event of his/her death.  If a Participant dies prior to the date of payment of his/her Award for any Performance Period or prior to receipt of all amounts, if any, that were deferred, and if no properly designated beneficiary survives the Participant, the Award or any other amount due shall be paid to his/her estate or personal representative.

ARTICLE VIII

TERMINATION OF EMPLOYMENT

8.1 Except as otherwise provided in a Participant’s employment agreement, if any, if a Participant’s employment with the Company terminates prior to the date for payment of an Award (“Award Payment Date”) by reason of retirement on or after attainment of age 65 (or at such earlier age as is provided in a Participant’s employment agreement), Disability, Termination Without Cause, Termination for Good Reason, death or for any other reason specifically approved in advance by the Committee, the Committee shall determine the Participant’s Award as if he/she were employed on the Award Payment Date and the Participant shall be entitled to receive the prorated portion of the Award (not exceeding 100%), based on service from the beginning of the Performance Period to the date of termination of his/her employment.

8.2 Except as otherwise provided in a Participant’s employment agreement, if any, if a Participant’s employment with the Company terminates prior to the Award Payment Date for an Award for any Performance Period, for any reason other than as provided in Section 8.1, he/she shall forfeit any right to receive an Award for such Performance Period.

ARTICLE IX

TERMINATION AND AMENDMENT OF THE PLAN

9.1 The Company reserves the right, by action of the Board, to terminate the Plan at any time; provided that no termination of the Plan shall adversely affect the right of any Participant to receive an Award to which he/she would otherwise have been entitled but for the termination of the Plan.  Subject to such earlier termination, the Plan shall have a term of five years from its effective date.

9.2 Subject to any restrictions under Section 162(m) of the Code, the Committee may amend the Plan at any time, provided that no amendment that would require the consent of the Company’s stockholders pursuant to the Code or the Exchange Act, or any other applicable law, rule or regulation, shall be effective without such consent.  No amendment that adversely affects a Participant’s rights to, or interest in, an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed to it in writing.

ARTICLE X

GENERAL PROVISIONS

10.1 Nothing in the Plan shall confer upon any employee a right to continue in the employment of the Company or affect any right of the Company to terminate a Participant’s employment.

10.2 The Plan is not a contract between the Company and any Participant or other employee, and participation in the Plan during one Performance Period shall not guarantee participation during any subsequent Performance Period.

10.3 A Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy attachment, execution or similar process upon any such rights or benefits shall be null and void.

10.4 The Plan shall be unfunded, and no provision shall be made at any time to segregate assets of the Company for payment of any amounts hereunder.  No Participant, beneficiary or other person shall have any interest in any particular assets of the Company by reason of the right to receive incentive compensation under the Plan.  Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Company.

10.5 The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

10.6 If any provision of the Plan, or any specific action of the Committee, would cause one or more Awards for Covered Employees not to constitute “qualified performance-based compensation” under Section 162(m) of the Code, that provision shall be construed so as to prevent such result or, to the extent not practicable, shall be severed from and deemed not to be part of the Plan, but the other provisions of the Plan shall remain in full force and effect.

10.7 The Company shall deduct from any Award or payment it makes under the Plan to a Participant or beneficiary any taxes or other amounts required by law to be withheld.

10.8 Nothing in the Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to stockholder approval as may be necessary, and such arrangements may be either generally applicable or applicable only in specific cases.

10.9 Participants shall not be required to make any payment or provide any consideration for Awards other than the rendering of services.

10.10 All notices or other communications required or given hereunder shall be in writing, delivered personally or by overnight courier, (i) if to the Company, at the address at the time of the corporate headquarters of the Company, Attention:  Legal Affairs and (ii) if to the Participant, at his/her address last appearing on the books of the Company.

NEW MOTION, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of NEW MOTION, INC., a Delaware corporation (the “Company”), hereby nominates, constitutes and appoints Burton Katz or Raymond Musci, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on June 25, 2009, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.    To elect the Board of Directors’ seven nominees as directors:

Burton Katz	Raymond Musci	Lawrence Burstein	Mark Dyne	Jerome Chazen	Robert Ellin	Jeffrey Schwartz

☐ FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

☐ WITHHELD for all nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:)
_______________________________________________________________________________

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2.    To approve an amendment to the Company’s Restated Certificate of Incorporation to change the company’s name to Atrinsic, Inc.:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3.	To approve the Company’s 2009 Stock Incentive Plan:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4.	To approve the Company’s Option Exchange Program:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 5.	To approve the Company’s 2010 Annual Incentive Compensation Plan:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof.  With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated May 26, 2009, relating to the Annual Meeting.

Dated:___________________________

Signature:_____________________________

Signature:_____________________________
Signature(s) of Stockholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate.  If stock is held jointly, all joint owners should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR FAX DIRECTLY TO AMERICAN STOCK TRANSFER & TRUST COMPANY AT 718.921.8331.